EXHIBIT 10.1

AMENDED AND RESTATED

LIMITED PARTNERSHIP AGREEMENT

OF

CNL PROPERTIES TRUST, LP

RECITALS

This Amended and Restated Limited Partnership Agreement (this “Agreement”) is executed as of the 8th day of June, 2011, between CNL Properties Trust GP, LLC, a Delaware limited liability company (the “General Partner”) and the Limited Partners (as defined below) set forth on Exhibit A attached hereto. Capitalized terms used herein but not otherwise defined shall have the meanings given them in Article 1.

AGREEMENT

WHEREAS, the General Partner is a wholly-owned direct subsidiary of CNL Properties Trust, Inc., a Maryland corporation (the “GP Parent” and, together with the General Partner, the “GP Parties”), which GP Parent is also a Limited Partner;

WHEREAS, the GP Parties entered into that certain Limited Partnership Agreement of the Operating Partnership (as defined below), dated June 23, 2010 (the “Original Agreement”);

WHEREAS, the GP Parties and the Limited Partners are amending and restating the Original Agreement, as of the date first referenced above, to reflect the name changes of the GP Parties, the Operating Partnership and the Advisor (defined below);

WHEREAS, the GP Parent intends to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended;

WHEREAS, the GP Parties desire to conduct their current and future business through the Operating Partnership;

WHEREAS, in furtherance of the foregoing, the GP Parties desire to contribute certain assets to the Operating Partnership from time to time;

WHEREAS, in exchange for the GP Parties’ contribution of assets, the parties desire that the Operating Partnership issue Operating Partnership Units (as defined below) to the GP Parties in accordance with the terms of this Agreement;

WHEREAS, in furtherance of the Operating Partnership’s business, the Operating Partnership may acquire assets from time to time by means of the contribution of such assets to the Operating Partnership by the owners thereof in exchange for Operating Partnership Units; and

WHEREAS, the parties hereto wish to continue the partnership and establish herein their respective rights and obligations in connection with all of the foregoing and certain other matters, and wish to amend and restate the terms of the Original Agreement as set forth herein;

NOW, THEREFORE, in consideration of the foregoing, of mutual covenants between the parties hereto, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:

ARTICLE 1

DEFINED TERMS

The following defined terms used in this Agreement shall have the meanings specified below:

“ACT” means the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time.

“ADDITIONAL FUNDS” has the meaning set forth in Section 4.4 hereof.

“ADDITIONAL SECURITIES” means any additional REIT Shares (other than REIT Shares issued in connection with a redemption pursuant to Section 8.5 hereof or REIT Shares issued pursuant to a dividend reinvestment plan of the GP Parent) or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase REIT Shares issued from time to time by the GP Parent, as set forth in Section 4.3(a).

“ADJUSTED CAPITAL ACCOUNT” means, with respect to a given Partner and on a given date, such Partner’s Capital Account balance plus the sum of such Partner’s share of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain and the amount, if any and without duplication, that such Partner would be obligated to contribute to the capital of the Operating Partnership if the Operating Partnership were to undergo a Hypothetical Liquidation as of such date.

“ADMINISTRATIVE EXPENSES” means (i) all administrative and operating costs and expenses incurred by the Operating Partnership, (ii) those administrative costs and expenses of the GP Parties, including any salaries or other payments to directors, officers or employees of the GP Parties, and any accounting and legal expenses of the GP Parties, which expenses, the Partners have agreed, are expenses of the Operating Partnership and not the General Partner, and (iii) to the extent not included in clause (ii) above, REIT Expenses; provided, however, that Administrative Expenses shall not include any administrative costs and expenses incurred by the GP Parties that are attributable to Properties or partnership interests in a Subsidiary Partnership that are owned by the GP Parties directly.

“ADVISOR” or “ADVISORS” means CNL Properties Corp., a corporation organized under the laws of the state of Florida, or any successor advisor to the GP Parent and the Operating Partnership. Notwithstanding the forgoing, a Person hired or retained by CNL Properties Corp. to perform property and securities management and related services for the General Partner or the Operating Partnership that is not hired or retained to perform substantially all of the functions of CNL Properties Corp. with respect to the General Partner or the Operating Partnership as a whole shall not be deemed to be an Advisor.

“AFFILIATE” or “AFFILIATED” or any derivation thereof means, when used with reference to a specified Person, (i) any Person directly or indirectly owning, controlling or holding, with the power to vote, ten percent (10%) or more of the outstanding voting securities of such other Person; (ii) any Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (iv) any executive officer, director, trustee or general partner of such other Person; or (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner. For purposes of the foregoing, “control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“AGREED VALUE” means the fair market value of a Partner’s non-cash Capital Contribution as of the date of contribution as agreed to by such Partner and the General Partner. The names and addresses of the Partners, number of Operating Partnership Units issued to each Partner, and the Agreed Value of non-cash Capital Contributions (if any) as of the date of contribution are set forth on Exhibit A.

“AGREEMENT” means this Amended and Restated Limited Partnership Agreement, as amended, modified supplemented or restated from time to time, as the context requires.

“APPLICABLE PERCENTAGE” has the meaning provided in Section 8.5(b) hereof.

“ARTICLES OF INCORPORATION” means the Articles of Incorporation of the GP Parent, as amended from time to time.

“BOARD OF DIRECTORS” or “BOARD” shall have the meaning set forth in the Articles of Incorporation.

“CAPITAL ACCOUNT” has the meaning provided in Section 4.5 hereof.

“CAPITAL CONTRIBUTION” means the total amount of cash, cash equivalents, and the Agreed Value of any Property or other asset (other than cash) contributed, deemed contributed or agreed to be contributed, as the context requires, to the Operating Partnership by each Partner pursuant to the terms of this Agreement. Any reference to the Capital Contribution of a Partner shall include the Capital Contribution made by a predecessor holder of the Operating Partnership Interest of such Partner. Notwithstanding the foregoing, if, in connection with a Capital Contribution of Property or other asset (other than cash), the Operating Partnership assumes a liability or takes such Property or other asset subject to a liability, then the amount of the Capital Contribution shall be the Agreed Value of such Property or other asset less the amount of such liability.

“CARRYING VALUE” means, with respect to any asset of the Operating Partnership, the asset’s adjusted net basis for federal income tax purposes or, in the case of any asset contributed to the Operating Partnership, the Agreed Value of such asset at the time of contribution, except that the Carrying Values of all assets may, at the discretion of the General Partner, be adjusted to equal their respective fair market values (as determined by the General Partner), in accordance with the rules set forth in Regulations Section 1.704-1(b)(2)(iv)(f), as provided for in Section 4.5. In the case of any asset of the Operating Partnership that has a Carrying Value that differs from its adjusted tax basis, the Carrying Value shall be adjusted by the amount of depreciation, depletion and amortization calculated for purposes of the definition of Profit and Loss rather than the amount of depreciation, depletion and amortization determined for federal income tax purposes.

“CASH AMOUNT” means, with respect to Operating Partnership Units as to which the Redemption Right has been exercised via a Notice of Redemption, an amount of cash equal to the lesser of (i) the Value of the REIT Shares Amount on the date of receipt by the General Partner of a Notice of Redemption or (ii) the applicable Redemption Price determined by the General Partner.

“CERTIFICATE” means any instrument or document that is required under the laws of the State of Delaware or any other jurisdiction in which the Operating Partnership conducts business, to be signed and sworn to by the Partners of the Operating Partnership (either by themselves or pursuant to the power-of-attorney granted to the General Partner in Section 8.2 hereof) and filed for recording in the appropriate public offices within the State of Delaware or such other jurisdiction to perfect or maintain the Operating Partnership as a limited partnership, to effect the admission, withdrawal, or substitution of any Partner of the Operating Partnership, or to protect the limited liability of the Limited Partners as limited partners under the laws of the State of Delaware or such other jurisdiction.

“CODE” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

“COMMISSION” means the U.S. Securities and Exchange Commission.

“CONVERSION FACTOR” means 1.0, provided that in the event that the GP Parent (i) declares or pays a dividend on its outstanding REIT Shares in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares in REIT Shares, (ii) subdivides its outstanding REIT Shares, or (iii) combines its outstanding REIT Shares into a smaller number of REIT Shares, the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of REIT Shares issued and outstanding on the record date for such dividend, distribution, subdivision or combination (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such time), and the denominator of which shall be the actual number of REIT Shares (determined without the above assumption) issued and outstanding on such date and, provided further, that in the event that an entity other than an Affiliate of the GP Parent shall become the successor owner of the GP Parent’s Operating Partnership Interest pursuant to any merger, consolidation or combination of the GP Parent with or into another entity (the “Successor Entity”), the Conversion Factor shall be adjusted by multiplying the Conversion Factor by the number of shares of the Successor Entity into which one REIT Share is converted pursuant to such merger, consolidation or combination, determined as of the date of such merger, consolidation or combination, and, provided further, that if Additional Securities other than REIT Shares are issued or otherwise distributed to all holders of the outstanding REIT Shares, then the Conversion Factor shall be adjusted appropriately as determined by a majority of the Independent Directors to reflect the value of such Additional Securities. Any adjustment to the Conversion Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event; provided, however, that if the General Partner receives a Notice of Redemption after the record date, but prior to the effective date of such dividend, distribution, subdivision or combination, the Conversion Factor shall be determined as if the General Partner had received the Notice of Redemption immediately prior to the record date for such dividend, distribution, subdivision or combination.

“DIRECTOR” shall have the meaning set forth in the Articles of Incorporation.

“EVENT OF BANKRUPTCY” as to any Person means the filing of a petition for relief as to such Person as debtor or bankrupt under the Bankruptcy Code of 1978 or similar provision of law of any jurisdiction (except if such petition is contested by such Person and has been dismissed within 90 days); insolvency or bankruptcy of such Person as finally determined by a court proceeding; filing by such Person of a petition or application to accomplish the same or for the appointment of a receiver or a trustee for such Person or a substantial part of his assets; commencement of any proceedings relating to such Person as a debtor under any other reorganization, arrangement, insolvency, adjustment of debt or liquidation law of any jurisdiction, whether now in existence or hereinafter in effect, either by such Person or by another, provided that if such proceeding is commenced by another, such Person indicates his approval of such proceeding, consents thereto or acquiesces therein, or such proceeding is contested by such Person and has not been finally dismissed within 90 days.

“EXCEPTED HOLDER LIMIT” shall have the meaning set forth in the Articles of Incorporation.

“GAAP” means generally accepted accounting principles as in effect in the United States of America from time to time or such other accounting basis mandated by the Commission.

“GENERAL PARTNER” means CNL Properties Trust GP, LLC, a Delaware limited liability company, and any Person who becomes a substitute or additional General Partner as provided herein, and any of their successors as General Partner.

“GENERAL OPERATING PARTNERSHIP INTEREST” means an Operating Partnership Interest held by the General Partner that is a general partnership interest.

“GP PARTIES” has the meaning provided in the Recitals hereof.

“HYPOTHETICAL LIQUIDATION” means a hypothetical series of transactions occurring on a given date, in which the Operating Partnership is liquidated and all assets of the Operating Partnership, including cash, are sold for cash equal to their Carrying Value, taking into account any adjustments thereto for such period, all liabilities of the Operating Partnership are satisfied in full in cash according to their terms (limited with respect to each nonrecourse liability to the Carrying Value of the assets securing such liability) and Net Sales Proceeds (after satisfaction of such liabilities) are distributed in full pursuant to Section 5.2(b).

“INDEMNITEE” means (i) any Person made a party to a proceeding by reason of its status as the General Partner or a director, officer or employee of the General Partner or the Operating Partnership, and (ii) such other Persons (including Affiliates of the General Partner or the Operating Partnership) as the General Partner may designate from time to time, in its sole and absolute discretion.

“INDEPENDENT DIRECTOR” shall have the meaning set forth in the Articles of Incorporation.

“INITIAL EFFECTIVE DATE” means the effective date of the GP Parent’s initial registration statement filed with the Commission on Form S-11 with respect to the issuance of REIT Shares.

“JOINT VENTURE” means joint venture or general partnership arrangements in which the Operating Partnership or any of its Subsidiaries is a co-venturer or partner and which are established to acquire Real Properties.

“LIMITED PARTNER” means any Person named as a Limited Partner on Exhibit A attached hereto, and any Person who becomes an additional Limited Partner or a Substitute Limited Partner, in such Person’s capacity as a Limited Partner in the Operating Partnership.

“LIMITED PARTNERSHIP INTEREST” means the ownership interest of a Limited Partner in the Operating Partnership at any particular time, including the right of such Limited Partner to any and all benefits to which such Limited Partner may be entitled as provided in this Agreement and in the Act, together with the obligations of such Limited Partner to comply with all the provisions of this Agreement and of such Act.

“LISTING” means the listing of the REIT Shares of the GP Parent on a national securities exchange or the receipt by the GP Parent’s stockholders of securities that are listed on a national securities exchange in exchange for the GP Parent’s REIT Shares. Upon such commencement of trading of the REIT Shares on a national securities exchange, the REIT Shares shall be deemed Listed.

“LOSS” has the meaning provided in Section 5.1(f) hereof.

“MORTGAGES” means mortgages, deeds of trust or other security interests on or applicable to Real Property.

“NET SALES PROCEEDS” means in the case of a transaction described in clause (i)(A) of the definition of Sale, the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the GP Parties or the Operating Partnership, including all real estate commissions, closing costs and legal fees and expenses. In the case of a transaction described in clause (i)(B) of such definition, Net Sales Proceeds means the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the GP Parties or the Operating Partnership, including any legal fees and expenses and other selling expenses incurred in connection with such transaction. In the case of a transaction described in clause (i)(C) of such definition, Net Sales Proceeds means the GP Parties’ or Operating Partnership’s pro rata share of the proceeds of any such transaction received by the Joint Venture less the amount of any selling expenses incurred by or on behalf of the Joint Venture, less the amount of any selling expenses, including legal fees and expenses incurred by or on behalf of the GP Parties or the Operating Partnership. In the case of a transaction or series of transactions described in clause (i)(D) of the definition of Sale, Net Sales Proceeds means the proceeds of any such transaction (including the aggregate of all payments under a Mortgage on or in satisfaction thereof other than regularly scheduled interest payments) less the amount of selling expenses incurred by or on behalf of the GP Parties, Operating Partnership or any Joint Venture, including all commissions, closing costs and legal fees and expenses. In the case of a transaction described in clause (i)(E) of such definition, Net Sales Proceeds means the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the GP Parties, including any legal fees and expenses and other selling expenses incurred in connection with such transaction. With respect to each of the transactions or series of transactions described above in this definition, Net Sales Proceeds means the proceeds of such transaction or series of transactions less the amount of any real estate commissions, closing costs, and legal fees and expenses and other selling expenses incurred by or allocated to the GP Parties, the Operating Partnership or any Joint Venture in connection with such transaction or series of transactions. Net Sales Proceeds shall also include any amounts that the General Partner determines, in its discretion, to be economically equivalent to proceeds of a Sale. The repayment of debt shall be deducted from the proceeds of a transaction for the purpose of calculating Net Sales Proceeds.

“NOTICE OF REDEMPTION” means the Notice of Exercise of Redemption Right substantially in the form attached as Exhibit B hereto.

“OFFER” has the meaning set forth in Section 7.1(b) hereof.

“OFFERING” means the initial offer and sale of REIT Shares to the public.

“OP UNITHOLDERS” means all holders of Operating Partnership Interests.

“OPERATING PARTNERSHIP” means CNL Properties Trust, LP, a Delaware limited partnership.

“OPERATING PARTNERSHIP INTEREST” means an ownership interest in the Operating Partnership held by either a Limited Partner or the General Partner and includes any and all benefits to which the holder of such an Operating Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement.

“OPERATING PARTNERSHIP UNIT” means a fractional, undivided share of the Operating Partnership Interests of all Partners issued hereunder. The allocation of Operating Partnership Units among the Partners shall be as set forth on Exhibit A, as such Exhibit may be amended from time to time.

“ORIGINAL AGREEMENT” has the meaning provided in the Recitals hereof.

“OWNERSHIP LIMIT” shall have the meaning set forth in the Articles of Incorporation.

“PARTNER” means any General Partner or Limited Partner.

“PARTNER NONRECOURSE DEBT MINIMUM GAIN” has the meaning set forth in Regulations Section 1.704-2(i). A Partner’s share of Partner Nonrecourse Debt Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(i)(5).

“PARTNERSHIP MINIMUM GAIN” has the meaning set forth in Regulations Section 1.704-2(d). In accordance with Regulations Section 1.704-2(d), the amount of Partnership minimum gain is determined by first computing, for each Operating Partnership nonrecourse liability, any gain the Operating Partnership would realize if it disposed of the property subject to that liability for no consideration other than full satisfaction of the liability, and then aggregating the separately computed gains. A Partner’s share of Partnership Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(g)(1).

“PARTNERSHIP RECORD DATE” means the record date established by the General Partner for the distribution of cash pursuant to Section 5.2 hereof, which record date shall be the same as the record date established by the GP Parent for a distribution to its shareholders of some or all of its portion of such distribution.

“PERCENTAGE INTEREST” means the percentage determined by dividing the Operating Partnership Units owned by a Partner by the total number of Operating Partnership Units then outstanding. The Percentage Interest of each Partner shall be as set forth on Exhibit A, as such Exhibit may be amended from time to time.

“PERSON” means any individual, partnership, limited liability company, corporation, joint venture, trust or other entity.

“PROFIT” has the meaning provided in Section 5.1(f) hereof.

“PROPERTY” means any Real Property, Real Estate Related Securities or other investment in which the Operating Partnership holds an ownership interest.

“REAL ESTATE RELATED SECURITIES” means the real estate related securities investments, or such investments the General Partner and the Advisor mutually designate as Real Estate Related Securities to the extent such investments could be classified as either Real Estate Related Securities or Real Property, which are owned from time to time by the General Partner, the Operating Partnership, Subsidiaries or Joint Ventures.

“REAL PROPERTY” means (i) land, including the buildings located thereon, (ii) land only, and/or (iii) the buildings only, which are owned from time to time by the General Partner or the Operating Partnership, either directly or through subsidiaries, joint venture arrangements or other partnerships, or (iv) such investments the General Partner and the Advisor mutually designate as Real Property to the extent such investments could be classified as either Real Property or Real Estate Related Securities. Properties sold by the General Partner or any of its Affiliates to tenancy-in-common investors shall be deemed Real Property for the purposes of this definition so long as (a) such properties are being leased by the General Partner or any of its Affiliate from the tenancy-in-common investors, and (b) such properties are reflected as assets of the General Partner in accordance with GAAP.

“REDEMPTION PRICE” means the Value of the REIT Shares Amount on the date of receipt by the General Partner of a Notice of Redemption multiplied by any discount determined by the General Partner, including but not limited to, any discount based upon the combined number of years that the applicable Partner has held the Operating Partnership Units offered for redemption.

“REDEMPTION RIGHT” has the meaning provided in Section 8.5(a) hereof.

“REGULATIONS” means the Federal income tax regulations promulgated under the Code, as amended and as hereafter amended from time to time. Reference to any particular provision of the Regulations shall mean that provision of the Regulations on the date hereof and any successor provision of the Regulations.

“REGULATORY ALLOCATIONS” has the meaning set forth in Section 5.1(g) hereof.

“REIT” means a real estate investment trust as defined pursuant to Sections 856 through 860 of the Code.

“REIT EXPENSES” means (i) costs and expenses relating to the formation and continuity of existence and operation of the GP Parent and any Subsidiaries thereof (which Subsidiaries shall, for purposes of this paragraph, be included within the definition of GP Parent), including taxes, fees and assessments associated therewith, any and all costs, expenses or fees payable to any director, officer, or employee of the GP Parent, (ii) costs and expenses relating to any public offering and registration of securities by the GP Parent and all statements, reports, fees and expenses incidental thereto, including, without limitation, underwriting discounts and selling commissions applicable to any such offering of securities, and any costs and expenses associated with any claims made by any holders of such securities or any underwriters or placement agents thereof, (iii) costs and expenses associated with any repurchase of any securities by the GP Parent, (iv) costs and expenses associated with the preparation and filing of any periodic or other reports and communications by the GP Parent under federal, state or local laws or regulations, including filings with the Commission, (v) costs and expenses associated with compliance by the GP Parent with laws, rules and regulations promulgated by any regulatory body, including the Commission and any securities exchange, (vi) costs and expenses associated with any 401(k) plan, incentive plan, bonus plan or other plan providing for compensation for the employees of the GP Parent, (vii) costs and expenses incurred by the GP Parent relating to any issuing or redemption of Operating Partnership Interests, and (viii) all other operating or administrative costs of the GP Parent incurred in the ordinary course of its business on behalf of or in connection with the Operating Partnership.

“REIT SHARE” means a common share of beneficial interest in the GP Parent (or successor entity, as the case may be).

“REIT SHARES AMOUNT” means a number of REIT Shares equal to the product of the number of Operating Partnership Units offered for exchange by a Tendering Party, multiplied by the Conversion Factor as adjusted to and including the Specified Redemption Date; provided that in the event the GP Parent issues to all holders of REIT Shares rights, options, warrants or convertible or exchangeable securities entitling the shareholders to subscribe for or purchase REIT Shares, or any other securities or property (collectively, the “rights”), and the rights have not expired at the Specified Redemption Date, then the REIT Shares Amount shall also include the rights issuable to a holder of the REIT Shares Amount of REIT Shares on the record date fixed for purposes of determining the holders of REIT Shares entitled to rights.

“RELATED PARTY” means, with respect to any Person, any other Person whose ownership of shares of the GP Parent’s capital stock would be attributed to the first such Person under Code Section 544 (as modified by Code Section 856(h)(1)(B)).

“SALE” or “SALES” means (i) any transaction or series of transactions whereby: (A) the GP Parties or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any Real Property or portion thereof, including any event with respect to any Real Property which gives rise to a significant amount of insurance proceeds or condemnation awards; (B) the GP Parties or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of all or substantially all of the interest of the GP Parties or the Operating Partnership in any Joint Venture in which it is a co-venturer or partner; (C) any Joint Venture directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any Real Property or portion thereof, including any event with respect to any Real Property which gives rise to insurance claims or condemnation awards; (D) the GP Parties or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, conveys or relinquishes its interest in any mortgage or portion thereof (including with respect to any mortgage, all payments thereunder or in satisfaction thereof other than regularly scheduled interest payments) of amounts owed pursuant to such mortgage and any event which gives rise to a significant amount of insurance proceeds or similar awards; or (E) the GP Parties, the Operating Partnership or any Joint Venture directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any other asset not previously described in this definition or any portion thereof.

“SECURITIES ACT” means the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.

“SERVICE” means the United States Internal Revenue Service.

“SPECIFIED REDEMPTION DATE” means the first business day of the month that is at least sixty (60) business days after the receipt by the General Partner of the Notice of Redemption.

“SUBSIDIARY” means, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

“SUBSIDIARY PARTNERSHIP” means any partnership of which the partnership interests therein are owned by the General Partner or a direct or indirect subsidiary of the General Partner.

“SUBSTITUTE LIMITED PARTNER” means any Person admitted to the Operating Partnership as a Limited Partner pursuant to Section 9.3 hereof.

“SUCCESSOR ENTITY” has the meaning provided in the definition of “Conversion Factor” contained herein.

“SURVIVOR” has the meaning set forth in Section 7.1(c) hereof.

“TAX MATTERS PARTNER” has the meaning described in Section 10.5(a) hereof.

“TENDERED UNITS” has the meaning provided in Section 8.5(a) hereof.

“TENDERING PARTY” has the meaning provided in Section 8.5(a) hereof.

“TRANSACTION” has the meaning set forth in Section 7.1(b) hereof.

“TRANSFER” has the meaning set forth in Section 9.2(a) hereof.

“VALUE” means the fair market value per share of REIT Shares which will equal: (i) if REIT Shares are Listed, the average closing price per share for the previous thirty business days, (ii) if REIT Shares are not Listed, the most recent offering price per share or share equivalent of REIT Shares, until December 31st of the year following the year in which the most recently completed offering of REIT Shares has expired (without taking into account any discounts), and (iii) thereafter, such price per REIT Share as the management of the General Partner determines in good faith.

ARTICLE 2

OPERATING PARTNERSHIP FORMATION AND IDENTIFICATION

2.1 Formation. The Operating Partnership was formed as a limited partnership pursuant to the Act and all other pertinent laws of the State of Delaware for the purposes and upon the terms and conditions set forth in this Agreement.

2.2 Name, Office and Registered Agent. The name of the Operating Partnership is CNL Properties Trust, LP. The specified office and place of business of the Operating Partnership shall be c/o the General Partner, 450 South Orange Ave, Orlando, FL 32801. The General Partner may at any time change the location of such office, provided the General Partner gives notice to the Partners of any such change. The name and address of the Operating Partnership’s registered agent in the State of Delaware is National Registered Agents, Inc., 160 Greentree Drive, Suite 101, Dover, Kent County, Delaware 19904. The sole duty of the registered agent as such is to forward to the Operating Partnership any notice that is served on it as registered agent.

2.3 Partners.

(a) The General Partner of the Operating Partnership is CNL Properties Trust GP, LLC, a Delaware limited liability company. Its principal place of business is the same as that of the Operating Partnership.

(b) The Limited Partners are those Persons identified as Limited Partners on Exhibit A hereto, as amended from time to time.

2.4 Term and Dissolution.

(a) The term of the Operating Partnership shall continue in full force and effect until December 31, 2040, as such date may be extended from time to time by the General Partner in its sole discretion, except that the Operating Partnership shall be dissolved upon the first to occur of any of the following events:

(i) The occurrence of an Event of Bankruptcy as to a General Partner or the dissolution, death, removal or withdrawal of a General Partner unless the business of the Operating Partnership is continued pursuant to Section 7.3(b) hereof; provided that if a General Partner is on the date of such occurrence a partnership, the dissolution of such General Partner as a result of the dissolution, death, withdrawal, removal or Event of Bankruptcy of a partner in such partnership shall not be an event of dissolution of the Operating Partnership if the business of such General Partner is continued by the remaining partner or partners, either alone or with additional partners, and such General Partner and such partners comply with any other applicable requirements of this Agreement;

(ii) The passage of ninety (90) days after the sale or other disposition of all or substantially all of the assets of the Operating Partnership (provided that if the Operating Partnership receives an installment obligation as consideration for such sale or other disposition, the Operating Partnership shall continue, unless sooner dissolved under the provisions of this Agreement, until such time as such note or notes are paid in full); or

(iii) The election by the General Partner that the Operating Partnership should be dissolved.

(b) Upon dissolution of the Operating Partnership (unless the business of the Operating Partnership is continued pursuant to Section 7.3(b) hereof), the General Partner (or its trustee, receiver, successor or legal representative) shall amend or cancel any Certificate(s) and liquidate the Operating Partnership’s assets and apply and distribute the proceeds thereof in accordance with Section 5.6 hereof. Notwithstanding the foregoing, the liquidating General Partner may either (i) defer liquidation of, or withhold from distribution for a reasonable time, any assets of the Operating Partnership (including those necessary to satisfy the Operating Partnership’s debts and obligations), or (ii) distribute the assets to the Partners in kind.

2.5 Filing of Certificate and Perfection of Limited Partnership. The General Partner shall execute, acknowledge, record and file at the expense of the Operating Partnership, any and all amendments to the Certificate(s) and all requisite fictitious name statements and notices in such places and jurisdictions as may be necessary to cause the Operating Partnership to be treated as a limited partnership under, and otherwise to comply with, the laws of each state or other jurisdiction in which the Operating Partnership conducts business.

2.6 Certificates Describing Operating Partnership Units. At the request of a Limited Partner, the General Partner, at its option, may issue (but in no way is obligated to issue) a certificate summarizing the terms of such Limited Partner’s interest in the Operating Partnership, including the number of Operating Partnership Units owned and the Percentage Interest represented by such Operating Partnership Units as of the date of such certificate. Any such certificate (i) shall be in form and substance as approved by the General Partner, (ii) shall not be negotiable and (iii) shall bear a legend to the following effect:

This certificate is not negotiable. The Operating Partnership Units represented by this certificate are governed by and transferable only in accordance with the provisions of the Limited Partnership Agreement of CNL Properties Trust, LP, as amended from time to time.

ARTICLE 3

BUSINESS OF THE OPERATING PARTNERSHIP

The purpose and nature of the business to be conducted by the Operating Partnership is (i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act, provided, however, that such business shall be limited to and conducted in such a manner as to permit the GP Parent at all times to qualify as a REIT, unless the GP Parent otherwise ceases to qualify as a REIT, and in a manner such that the GP Parent will not be subject to any taxes under Section 857 or 4981 of the Code, (ii) to enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing or the ownership of interests in any entity engaged in any of the foregoing and (iii) to do anything necessary or incidental to the foregoing. In connection with the foregoing, and without limiting the GP Parent’s right in its sole and absolute discretion to qualify or cease qualifying as a REIT, the Partners acknowledge that the GP Parent intends to qualify as a REIT for federal income tax purposes and upon such qualification the avoidance of income and excise taxes on the GP Parent inures to the benefit of all the Partners and not solely to the GP Parent. Notwithstanding the foregoing, the Limited Partners agree that the GP Parent may terminate its status as a REIT under the Code at any time to the full extent permitted under the Articles of Incorporation. The General Partner on behalf of the Operating Partnership shall also be empowered to do any and all acts and things necessary or prudent to ensure that the Operating Partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code.

ARTICLE 4

CAPITAL CONTRIBUTIONS AND ACCOUNTS

4.1 Capital Contributions. The General Partner and the initial Limited Partner have made capital contributions to the Operating Partnership in exchange for the Operating Partnership Units set forth opposite their names on Exhibit A, as such Exhibit may be amended from time to time.

4.2 Additional Capital Contributions. Except as provided in Section 4.3 or in Section 4.4, the Partners shall have no right or obligation to make any additional Capital Contributions or loans to the Operating Partnership.

4.3 Additional Capital Contributions and Issuances of Additional Operating Partnership Units. The GP Parent or the General Partner may contribute additional capital to the Operating Partnership, from time to time, and receive additional Operating Partnership Interests in respect thereof, in the manner contemplated in this Section 4.3.

(a) Issuances of Additional Operating Partnership Interests.

(i) General. Subject to Section 4.3(d) hereof, the General Partner is hereby authorized to cause the Operating Partnership to issue such additional Operating Partnership Interests in the form of Operating Partnership Units for any Operating Partnership purpose at any time or from time to time, including but not limited to Operating Partnership Units issued in connection with acquisitions of properties, to the Partners (including the General Partner) or to other Persons for such consideration and on such terms and conditions as shall be established by the General Partner in its sole and absolute discretion, all without the approval of any Limited Partners. Any additional Operating Partnership Interests issued thereby may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to Limited Partnership Interests, all as shall be determined by the General Partner in its sole and absolute discretion and without the approval of any Limited Partner, subject to Delaware law, including, without limitation, (i) the allocations of items of Operating Partnership income, gain, loss, deduction and credit to each such class or series of Operating Partnership Interests; (ii) the right of each such class or series of Operating Partnership Interests to share in Operating Partnership distributions; and (iii) the rights of each such class or series of Operating Partnership Interests upon dissolution and liquidation of the Operating Partnership; provided, however, that no additional Operating Partnership Interests shall be issued to the GP Parties unless:

(1) (A) the additional Operating Partnership Interests are issued in connection with an issuance of REIT Shares of or other interests in the GP Parent, which shares or interests have designations, preferences and other rights, all such that the economic interests are substantially similar to the designations, preferences and other rights of the additional Operating Partnership Interests issued to the General Partner by the Operating Partnership in accordance with this Section 4.3 and (B) the General Partner or the GP Parent shall make an actual Capital Contribution to the Operating Partnership in an amount equal to the net proceeds raised in connection with the issuance of such shares of stock of or other interests in the GP Parent (and, if applicable, such GP Party shall make a deemed Capital Contribution as described in Section 4.3(c) hereof);

(2) the additional Operating Partnership Interests are issued in exchange for property owned by the General Partner with a fair market value, as determined by the General Partner, in good faith, equal to the value of the Operating Partnership Interests; or

(3) the additional Operating Partnership Interests are issued to all Partners holding Operating Partnership Units in proportion to their respective Percentage Interests.

Without limiting the foregoing, the General Partner is expressly authorized to cause the Operating Partnership to issue Operating Partnership Units for less than fair market value, so long as the General Partner concludes in good faith that such issuance is in the best interests of the General Partner and the Operating Partnership.

(ii) Upon Issuance of Additional Operating Partnership Interests. The GP Parent shall not issue any Additional Securities other than to all holders of REIT Shares, unless (A) the General Partner shall cause the Operating Partnership to issue to the General Partner or GP Parent, as the General Partner may designate, Operating Partnership Interests or rights, options, warrants or convertible or exchangeable securities of the Operating Partnership having designations, preferences and other rights, all such that the economic interests are substantially similar to those of the Additional Securities, and (B) the General Partner or GP Parent contributes the proceeds from the issuance of such Additional Securities and from any exercise of rights contained in such Additional Securities, directly and through the General

Partner or GP Parent, to the Operating Partnership; provided, however, that the General Partner is allowed to issue Additional Securities in connection with an acquisition of a property to be held directly by the General Partner or GP Parent, but if and only if, such direct acquisition and issuance of Additional Securities have been approved and determined to be in the best interests of the GP Parties and the Operating Partnership by a majority of the Independent Directors. Without limiting the foregoing, the GP Parent is expressly authorized to issue Additional Securities for less than fair market value, and to cause the Operating Partnership to issue to the General Partner or GP Parent corresponding Operating Partnership Interests, so long as (x) the General Partner concludes in good faith that such issuance is in the best interests of the GP Parties and the Operating Partnership, including without limitation, the issuance of REIT Shares and corresponding Operating Partnership Units pursuant to an employee share purchase plan providing for employee purchases of REIT Shares at a discount from fair market value or employee stock options that have an exercise price that is less than the fair market value of the REIT Shares, either at the time of issuance or at the time of exercise, and (y) the General Partner or GP Parent contributes all proceeds from such issuance to the Operating Partnership. For example, in the event the GP Parent issues REIT Shares for a cash purchase price and contributes all of the proceeds of such issuance to the Operating Partnership as required hereunder, the GP Parent shall be issued a number of additional Operating Partnership Units equal to the product of (A) the number of such REIT Shares issued by the GP Parent, the proceeds of which were so contributed, multiplied by (B) a fraction, the numerator of which is 100%, and the denominator of which is the Conversion Factor in effect on the date of such contribution.

(b) Issuances of Operating Partnership Interests for Services. Subject to Section 4.3(d) hereof, the General Partner, in its sole and absolute discretion, may also (a) issue Operating Partnership Units or designate a new class of Operating Partnership Units for issuance to Persons in exchange for services provided or to be provided by such Persons to or for the benefit of the Operating Partnership; and (b) require such Persons who provide services to or for the benefit of the Operating Partnership to make a Capital Contribution to the Operating Partnership in connection with the issuance of Operating Partnership Units to such Person. Further, the General Partner, in its sole and absolute discretion, may (a) subject such Operating Partnership Units to vesting, forfeiture and additional restrictions on transfer pursuant to the terms of a vesting agreement and (b) amend the Operating Partnership Agreement to provide for (A) special allocations of Net Income or Net Loss to such Operating Partnership Units, (B) the redemption or forfeiture of such Operating Partnership Units upon certain events, (C) determine whether such Operating Partnership Units will have a preference to the outstanding Operating Partnership Units and the terms and conditions of the conversion of such preferred Operating Partnership Units into Operating Partnership Units, (D) voting rights of the holders of such Operating Partnership Units and/or (E) such other matters as the General Partner deems appropriate.

(c) Certain Deemed Contributions of Administrative Expenses. In connection with any and all issuances of REIT Shares, the GP Parent shall make, directly or indirectly through the General Partner, Capital Contributions to the Operating Partnership of the net proceeds therefrom, provided that if the net proceeds actually received and contributed by the GP Parent or General Partner are less than the gross proceeds of such issuance as a result of any underwriter’s discount or other expenses paid or incurred in connection with issuance, or if the GP Parent or General Partner pays or incurs any other Administrative Expenses in connection with any such issuance or otherwise, then the GP Parent or General Partner shall be deemed to have made Capital Contributions to the Operating Partnership in the aggregate amount of such Administrative Expenses (including, without limitation, the difference between the gross proceeds of any such issuance and the net proceeds actually received and contributed by the GP Parent or General Partner) and the Operating Partnership shall be deemed simultaneously to have paid such Administrative Expenses in accordance with Section 6.5 hereof and in connection with the required issuance of additional Operating Partnership Units to the General Partner for such Capital Contributions pursuant to Section 4.3(a) hereof.

(d) Convention for Date of Capital Contributions. Except as otherwise may be determined by the General Partner in its sole discretion, in connection with any Capital Contributions made to the Operating Partnership, and any issuance of Operating Partnership Interests by the Operating Partnership, pursuant to this Section 4.3, such Capital Contributions shall be deemed to have been made to the Operating Partnership, and such Operating Partnership Interests shall be deemed to have been issued by the Operating Partnership, effective on the last business day of the calendar month in which such Capital Contributions (or other consideration provided to the Operating Partnership, in the case of Section 4.3(b) hereof) are actually transferred to the Operating Partnership. Any transfers of cash or property made to the Operating Partnership prior to the effective date determined in accordance with this Section 4.3(d) shall be treated as an advance and shall not earn interest or any other return prior to such effective date. This Section 4.3(d) shall apply for all purposes under this Agreement, including for purposes of maintaining Capital Accounts and for purposes of any revaluations of the property of the Operating Partnership pursuant to Section 4.5 hereof.

4.4 Additional Funding. If the General Partner determines that it is in the best interests of the Operating Partnership to provide for additional Operating Partnership funds (“Additional Funds”) for any Operating Partnership purpose, the General Partner may (i) cause the Operating Partnership to obtain such funds from outside borrowings, or (ii) elect to have the General Partner or any of its Affiliates provide such Additional Funds to the Operating Partnership through loans or otherwise, provided, however, that the Operating Partnership may not borrow money from its Affiliates (excluding the General Partner for this purpose), unless a majority of the Directors of the GP Parent (including a majority of Independent Directors) not otherwise interested in such transaction approve the transaction as being fair, competitive, and commercially reasonable and no less favorable to the Operating Partnership than loans between unaffiliated parties under the same circumstances.

4.5 Capital Accounts. A separate capital account (a “Capital Account”) shall be established and maintained for each Partner in accordance with Regulations Section 1.704-1(b)(2)(iv). If (i) a new or existing Partner acquires an additional Operating Partnership Interest in exchange for more than a de minimis Capital Contribution or for the provision of services to or for the benefit of the Operating Partnership, (ii) the Operating Partnership distributes to a Partner more than a de minimis amount of Operating Partnership property or money as consideration for an Operating Partnership Interest, or (iii) the Operating Partnership is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), the General Partner may, at its discretion, revalue the property of the Operating Partnership to its fair market value (as determined by the General Partner, in its sole and absolute discretion, and taking into account Section 7701(g) of the Code) in accordance with Regulations Section 1.704-1(b)(2)(iv)(f). When the Operating Partnership’s property is revalued by the General Partner, the Capital Accounts of the Partners shall be adjusted in accordance with Regulations Sections 1.704-1(b)(2)(iv)(f) and (g), which generally require such Capital Accounts to be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property (that has not been reflected in the Capital Accounts previously) would be allocated among the Partners pursuant to Section 5.1 if there were a taxable disposition of such property for its fair market value (as determined by the General Partner, in its sole and absolute discretion, and taking into account Section 7701(g) of the Code) on the date of the revaluation.

4.6 Percentage Interests. If the number of outstanding Operating Partnership Units increases or decreases during a taxable year, each Partner’s Percentage Interest shall be adjusted by the General Partner effective as of the effective date of each such increase or decrease to a percentage equal to the number of Operating Partnership Units held by such Partner divided by the aggregate number of Operating Partnership Units outstanding after giving effect to such increase or decrease. If the Partners’ Percentage Interests are adjusted pursuant to this Section 4.6, the Profits and Losses for the taxable year in which the adjustment occurs shall be allocated between the part of the year ending on the day when the number of outstanding Operating Partnership Units changes and the part of the year beginning on the following day either (i) as if the taxable year had ended on the date of the adjustment or (ii) based on the number of days in each part. The General Partner, in its sole and absolute discretion, shall determine which method shall be used to allocate Profits and Losses for the taxable year in which the adjustment occurs. The allocation of Profits and Losses for the earlier part of the year shall be based on the Percentage Interests before adjustment, and the allocation of Profits and Losses for the later part shall be based on the adjusted Percentage Interests.

4.7 No Interest On Contributions. No Partner shall be entitled to interest on its Capital Contribution.

4.8 Return Of Capital Contributions. No Partner shall be entitled to withdraw any part of its Capital Contribution or its Capital Account or to receive any distribution from the Operating Partnership, except as specifically provided in this Agreement. Except as otherwise provided herein, there shall be no obligation to return to any Partner or withdrawn Partner any part of such Partner’s Capital Contribution for so long as the Operating Partnership continues in existence.

4.9 No Third Party Beneficiary. No creditor or other third party having dealings with the Operating Partnership shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and assigns. None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Operating Partnership shall be deemed an asset of the Operating Partnership for any purpose by any creditor or other third party, nor may such rights or obligations be sold, transferred or assigned by the Operating Partnership or pledged or encumbered by the Operating Partnership to secure any debt or other obligation of the Operating Partnership or of any of the Partners. In addition, it is the intent of the parties hereto that no distribution to any Limited Partner shall be deemed a return of money or other property in violation of the Act. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Limited Partner is obligated to return such money or property, such obligation shall be the obligation of such Limited Partner and not of the General Partner. Without limiting the generality of the foregoing, a deficit Capital Account of a Partner shall not be deemed to be a liability of such Partner nor an asset or property of the Operating Partnership.

ARTICLE 5

PROFITS AND LOSSES; DISTRIBUTIONS

5.1 Allocation of Profit and Loss.

(a) General. Profit and Loss (or items thereof) of the Operating Partnership for each fiscal year of the Operating Partnership shall be allocated as follows:

(i) Profit. Profit of the Operating Partnership for each fiscal year shall be allocated to the OP Unitholders, pro rata in accordance with their respective Percentage Interests.

(ii) Loss. Loss of the Operating Partnership for each fiscal year shall be allocated to the OP Unitholders, pro rata in accordance with their respective Percentage Interests.

(b) Nonrecourse Deductions; Minimum Gain Chargeback. Notwithstanding any provision to the contrary, (i) any expense of the Operating Partnership that is a “nonrecourse deduction” within the meaning of Regulations Section 1.704-2(b)(1) shall be allocated to the OP Unitholders in accordance with their respective Percentage Interests, (ii) any expense of the Operating Partnership that is a “partner nonrecourse deduction” within the meaning of Regulations Section 1.704-2(i)(2) shall be allocated to the Partner that bears the “economic risk of loss” with respect to the liability to which such deductions are attributable in accordance with Regulations Section 1.704-2(i)(1), (iii) if there is a net decrease in Partnership Minimum Gain within the meaning of Regulations Section 1.704-2(f)(1) for any Operating Partnership taxable year, then, subject to the exceptions set forth in Regulations Section 1.704-2(f)(2),(3), (4) and (5), items of gain and income shall be allocated among the Partners in accordance with Regulations Section 1.704-2(f) and the ordering rules contained in Regulations Section 1.704-2(j), and (iv) if there is a net decrease in Partner Nonrecourse Debt Minimum Gain within the meaning of Regulations Section 1.704-2(i)(4) for any Operating Partnership taxable year, then, subject to the exceptions set forth in Regulations Section 1.704-(2)(g), items of gain and income shall be allocated among the Partners in accordance with Regulations Section 1.704-2(i)(4) and the ordering rules contained in Regulations Section 1.704-2(j). A Partner’s “interest in partnership profits” for purposes of determining its share of the excess nonrecourse liabilities of the Operating Partnership within the meaning of Regulations Section 1.752-3(a)(3) shall be such Partner’s Percentage Interest.

(c) Qualified Income Offset. Notwithstanding any provision to the contrary, if a Partner unexpectedly receives in any taxable year an adjustment, allocation, or distribution described in subparagraphs (4), (5), or (6) of Regulations Section 1.704-1(b)(2)(ii)(d) that causes or increases a deficit balance in such Partner’s Capital Account that exceeds the sum of such Partner’s shares of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain, as determined in accordance with Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), such Partner shall be allocated specially for such taxable year (and, if necessary, later taxable years) items of income and gain in an amount and manner sufficient to eliminate such deficit Capital Account balance as quickly as possible as provided in Regulations Section 1.704-1(b)(2)(ii)(d). This Section 5.1(c) is intended to constitute a “qualified income offset” under Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith. After the occurrence of an allocation of income or gain to a Partner in accordance with this Section 5.1(c), to the extent permitted by Regulations Section 1.704-1(b), items of expense or loss shall be allocated to such Partner in an amount necessary to offset the income or gain previously allocated to such Partner under this Section 5.1(c).

(d) Capital Account Deficits. Notwithstanding any provision to the contrary, items of expense or loss shall not be allocated to a Limited Partner to the extent that such allocation would cause or increase a deficit in such Partner’s Adjusted Capital Account at the end of any fiscal year (after reduction to reflect the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6)), as determined in accordance with Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5). Any items of expense or loss in excess of that limitation shall be allocated to the General Partner. After the occurrence of an allocation of items of expense or loss to the General Partner in accordance with this Section 5.1(d), to the extent permitted by Regulations Section 1.704-1(b), items of income or gain shall be allocated to such Partner in an amount necessary to offset the items of loss or deduction previously allocated to such Partner under this Section 5.1(d).

(e) Allocations Between Transferor and Transferee. If a Partner transfers any part or all of its Operating Partnership Interest, the distributive shares of the various items of Profit and Loss allocable among the Partners during such fiscal year of the Operating Partnership shall be allocated between the transferor and the transferee Partner either (i) as if the Operating Partnership’s fiscal year had ended on the date of the transfer, or (ii) based on the number of days of such fiscal year that each was a Partner without regard to the results of Operating Partnership activities in the respective portions of such fiscal year in which the transferor and the transferee were Partners. The General Partner, in its sole and absolute discretion, shall determine which method shall be used to allocate the distributive shares of the various items of Profit and Loss between the transferor and the transferee Partner.

(f) Definition of Profit and Loss. “Profit” and “Loss” and any items of income, gain, expense, or loss referred to in this Agreement shall be determined in accordance with federal income tax accounting principles, as modified by Regulations Section 1.704-1(b)(2)(iv), except that Profit and Loss shall not include items of income, gain, expense and loss that are specially allocated pursuant to Sections 5.1(b), 5.1(c), 5.1(d) and 5.1(g). All allocations of taxable income and loss (and all items contained therein) for federal income tax purposes shall be identical to all allocations of the corresponding items of Profit and Loss as set forth in this Section 5.1, except as otherwise required by Section 704(c) of the Code and Regulations Section 1.704-1(b)(4). The General Partner shall have the authority to elect the method to be used by the Operating Partnership for allocating items of income, gain, expense and loss as required by Section 704(c) of the Code including a method that may result in a Partner receiving a disproportionately larger share of the Operating Partnership tax depreciation deductions, and such election shall be binding on all Partners.

(g) Curative Allocations. The allocations set forth in Section 5.1(b), (c) and (d) of this Agreement (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations. The General Partner is authorized to offset all Regulatory Allocations either with other Regulatory Allocations or with special allocations of other items of Operating Partnership income, gain, loss or deduction pursuant to this Section 5.1(g). Therefore, notwithstanding any other provision of this Section 5.1 (other than the Regulatory Allocations), the General Partner shall make such offsetting special allocations of Operating Partnership income, gain, loss or deduction in whatever manner it deems appropriate so that, after such offsetting allocations are made, each Partner’s Capital Account is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of this Agreement and all Operating Partnership items were allocated pursuant to Section 5.1(a) and (e).

5.2 Distribution of Cash.

(a) The Operating Partnership shall distribute cash on a quarterly basis (or on such other schedule as elected by the General Partner), in an amount determined by the General Partner in its sole and absolute discretion, taking into consideration Section 5.3 hereof, to the Partners who are Partners on the Partnership record date with respect to such quarter (or other distribution period) in accordance with Section 5.2(b); provided, however, that if a new or existing Partner acquires an additional Operating Partnership Unit in exchange for a Capital Contribution on any date other than a Partnership record date, the cash distribution attributable to such additional Operating Partnership Unit relating to the Partnership record date next following the issuance of such additional Operating Partnership Interest shall be reduced in the proportion equal to one minus (i) the number of days that such additional Operating Partnership Unit is held by such Partner bears to (ii) the number of days between such Partnership record date and the immediately preceding Partnership record date.

(b) Except for distributions pursuant to Section 5.6 of this Agreement in connection with the dissolution and liquidation of the Operating Partnership and subject to the provisions of Section 5.2(c), 5.2(d) and 5.5 of this Agreement, distributions shall be made 100% to the OP Unitholders in accordance with their respective Percentage Interests on the Partnership record date.

(c) Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that it determines to be necessary or appropriate to cause the Operating Partnership to comply with any withholding requirements established under the Code or any other federal, state or local law including, without limitation, pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Operating Partnership is required to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Partner or assignee (including by reason of Section 1446 of the Code), either (i) if the actual amount to be distributed to the Partner equals or exceeds the amount required to be withheld by the Operating Partnership, the amount withheld shall be treated as a distribution of cash in the amount of such withholding to such Partner, or (ii) if the actual amount to be distributed to the Partner is less than the amount required to be withheld by the Operating Partnership, the actual amount shall be treated as a distribution of cash in the amount of such withholding and the additional amount required to be withheld shall be treated as a loan (an “Operating Partnership Loan”) from the Operating Partnership to the Partner on the day the Operating Partnership pays over such amount to a taxing authority. An Operating Partnership Loan shall be repaid through withholding by the Operating Partnership with respect to subsequent distributions to the applicable Partner or assignee. In the event that a Limited Partner (a “Defaulting Limited Partner”) fails to pay any amount owed to the Operating Partnership with respect to the Operating Partnership Loan within fifteen (15) days after demand for payment thereof is made by the Operating Partnership on the Limited Partner, the General Partner, in its sole and absolute discretion, may elect to make the payment to the Operating Partnership on behalf of such Defaulting Limited Partner. In such event, on the date of payment, the General Partner shall be deemed to have extended a loan (a “General Partner Loan”) to the Defaulting Limited Partner in the amount of the payment made by the General Partner and shall succeed to all rights and remedies of the Operating Partnership against the Defaulting Limited Partner as to that amount. Without limitation, the General Partner shall have the right to receive any distributions that otherwise would be made by the Operating Partnership to the Defaulting Limited Partner until such time as the General Partner Loan has been paid in full, and any such distributions so received by the General Partner shall be treated as having been received by the Defaulting Limited Partner and immediately paid to the General Partner. Any amounts treated as an Operating Partnership Loan or a General Partner Loan pursuant to this Section 5.2(c) shall bear interest at the lesser of (i) the base rate on corporate loans at large United States money center commercial banks, as published from time to time in The Wall Street Journal, or (ii) the maximum lawful rate of interest on such obligation, such interest to accrue from the date the Operating Partnership or the General Partner, as applicable, is deemed to extend the loan until such loan is repaid in full.

(d) In no event may a Partner receive a distribution of cash with respect to an Operating Partnership Unit if such Partner is entitled to receive a cash distribution as the holder of record of a REIT Share for which all or part of such Operating Partnership Unit has been or will be exchanged.

5.3 REIT Distribution Requirements. The General Partner shall use commercially reasonable efforts to cause the Operating Partnership to distribute amounts (in accordance with Section 5.2(b)) sufficient to enable the GP Parent to make shareholder distributions that will allow the GP Parent to (i) meet its distribution requirement for qualification as a REIT as set forth in Section 857 of the Code and (ii) avoid any federal income or excise tax liability imposed by the Code.

5.4 No Right to Distributions in Kind. No Partner shall be entitled to demand property other than cash in connection with any distributions by the Operating Partnership.

5.5 Limitations on Return of Capital Contributions. Notwithstanding any of the provisions of this Article 5, no Partner shall have the right to receive and the General Partner shall not have the right to make, a distribution that includes a return of all or part of a Partner’s Capital Contributions, unless after giving effect to the return of a Capital Contribution, the sum of all Operating Partnership liabilities, other than the liabilities to a Partner for the return of his Capital Contribution, does not exceed the fair market value of the Operating Partnership’s assets.

5.6 Distributions Upon Liquidation. Upon liquidation of the Operating Partnership, after payment of, or adequate provision for, debts and obligations of the Operating Partnership, including any Partner loans, any remaining assets of the Operating Partnership shall be distributed to all Partners in accordance with Section 5.2(b), but only to the extent of the positive balance of the Capital Account of each Partner. For purposes of the preceding sentence, the Capital Account of each Partner shall be determined after all adjustments have been made in accordance with Sections 4.5, 5.1 and 5.2 resulting from Operating Partnership operations and from all sales and dispositions of all or any part of the Operating Partnership’s assets. Notwithstanding any other provision of this Agreement, the amount by which the value, as determined in good faith by the General Partner, of any property other than cash to be distributed in kind to the Partners exceeds or is less than the Carrying Value of such property shall, to the extent not otherwise recognized by the Operating Partnership, be taken into account in computing Profit and Loss of the Operating Partnership for purposes of crediting or charging the Capital Accounts of, and distributing proceeds to, the Partners, pursuant to this Agreement. To the extent deemed advisable by the General Partner, appropriate arrangements (including the use of a liquidating trust) may be made to assure that adequate funds are available to pay any contingent debts or obligations.

5.7 Substantial Economic Effect. It is the intent of the Partners that the allocations of Profit and Loss (and other items of income, gain, loss or deduction) under this Agreement have substantial economic effect (or be consistent with the Partners’ interests in the Operating Partnership in the case of the allocation of losses attributable to nonrecourse debt) within the meaning of Section 704(b) of the Code as interpreted by the Regulations promulgated pursuant thereto. Article 5 and other relevant provisions of this Agreement shall be interpreted in a manner consistent with such intent.

5.8 Partial Redemption of Operating Partnership Units. Nothing in this Article 5 shall be deemed to limit the right of the GP Parties to require a redemption of Operating Partnership Units by the Operating Partnership pursuant to Section 6.10.

ARTICLE 6

RIGHTS, OBLIGATIONS AND

POWERS OF THE GENERAL PARTNER

6.1 Management of the Operating Partnership.

(a) Except as otherwise expressly provided in this Agreement, the General Partner shall have full, complete and exclusive discretion to manage and control the business of the Operating Partnership for the purposes herein stated, and shall make all decisions affecting the business and assets of the Operating Partnership. Subject to the restrictions specifically contained in this Agreement, the powers of the General Partner shall include, without limitation, the authority to take the following actions on behalf of the Operating Partnership:

(i) to acquire, purchase, own, operate, lease and dispose of any real property and any other property or assets including, but not limited to notes and mortgages and other Real Estate Related Securities, that the General Partner determines are necessary or appropriate or in the best interests of the business of the Operating Partnership;

(ii) to construct buildings and make other improvements on the properties owned or leased by the Operating Partnership;

(iii) to authorize, issue, sell, redeem or otherwise purchase any Operating Partnership Interests or any securities (including secured and unsecured debt obligations of the Operating Partnership, debt obligations of the Operating Partnership convertible into any class or series of Operating Partnership Interests, or options, rights, warrants or appreciation rights relating to any Operating Partnership Interests) of the Operating Partnership;

(iv) to borrow or lend money for the Operating Partnership, issue or receive evidences of indebtedness in connection therewith, refinance, increase the amount of, modify, amend or change the terms of, or extend the time for the payment of, any such indebtedness, and secure such indebtedness by mortgage, deed of trust, pledge or other lien on the Operating Partnership’s assets;

(v) to pay, either directly or by reimbursement, for all operating costs and general administrative expenses of the Operating Partnership to third parties or to the General Partner or its Affiliates as set forth in this Agreement;

(vi) to guarantee or become a co-maker of indebtedness of the General Partner or any Subsidiary thereof, refinance, increase the amount of, modify, amend or change the terms of, or extend the time for the payment of, any such guarantee or indebtedness, and secure such guarantee or indebtedness by mortgage, deed of trust, pledge or other lien on the Operating Partnership’s assets;

(vii) to use assets of the Operating Partnership (including, without limitation, cash on hand) for any purpose consistent with this Agreement, including, without limitation, payment, either directly or by reimbursement, of all operating costs and general administrative expenses of the General Partner, the Operating Partnership or any Subsidiary of either, to third parties or to the General Partner as set forth in this Agreement;

(viii) to lease all or any portion of any of the Operating Partnership’s assets, whether or not the terms of such leases extend beyond the termination date of the Operating Partnership and whether or not any portion of the Operating Partnership’s assets so leased are to be occupied by the lessee, or, in turn, subleased in whole or in part to others, for such consideration and on such terms as the General Partner may determine;

(ix) to prosecute, defend, arbitrate, or compromise any and all claims or liabilities in favor of or against the Operating Partnership, on such terms and in such manner as the General Partner may reasonably determine, and similarly to prosecute, settle or defend litigation with respect to the Partners, the Operating Partnership, or the Operating Partnership’s assets;

(x) to file applications, communicate, and otherwise deal with any and all governmental agencies having jurisdiction over, or in any way affecting, the Operating Partnership’s assets or any other aspect of the Operating Partnership business;

(xi) to make or revoke any election permitted or required of the Operating Partnership by any taxing authority;

(xii) to maintain such insurance coverage for public liability, fire and casualty, and any and all other insurance for the protection of the Operating Partnership, for the conservation of Operating Partnership assets, or for any other purpose convenient or beneficial to the Operating Partnership, in such amounts and such types, as it shall determine from time to time;

(xiii) to determine whether or not to apply any insurance proceeds for any property to the restoration of such property or to distribute the same;

(xiv) to establish one or more divisions of the Operating Partnership, to hire and dismiss employees of the Operating Partnership or any division of the Operating Partnership, and to retain legal counsel, accountants, consultants, real estate brokers, and such other persons, as the General Partner may deem necessary or appropriate in connection with the Operating Partnership business and to pay therefore such remuneration as the General Partner may deem reasonable and proper;

(xv) to retain other services of any kind or nature in connection with the Operating Partnership business, and to pay therefore such remuneration as the General Partner may deem reasonable and proper;

(xvi) to negotiate and conclude agreements on behalf of the Operating Partnership with respect to any of the rights, powers and authority conferred upon the General Partner;

(xvii) to maintain accurate accounting records and to file promptly all federal, state and local income tax returns on behalf of the Operating Partnership;

(xviii) to distribute Operating Partnership cash or other Operating Partnership assets in accordance with this Agreement;

(xix) to form or acquire an interest in, and contribute property to, any limited or general partnerships, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to, its Subsidiaries and any other Person in which it has an equity interest from time to time);

(xx) to establish Operating Partnership reserves for working capital, capital expenditures, contingent liabilities, or any other valid Operating Partnership purpose;

(xxi) to merge, consolidate or combine the Operating Partnership with or into another Person;

(xxii) to do any and all acts and things necessary or prudent to ensure that the Operating Partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code;

(xxiii) the issuance of additional Operating Partnership Units in exchange for services provided or to be provided to or for the benefit of the Operating Partnership; and

(xxiv) to take such other action, execute, acknowledge, swear to or deliver such other documents and instruments, and perform any and all other acts that the General Partner deems necessary or appropriate for the formation, continuation and conduct of the business and affairs of the Operating Partnership (including, without limitation, all actions consistent with allowing the GP Parent at all times to qualify as a REIT unless the GP Parent voluntarily terminates its REIT status) and to possess and enjoy all of the rights and powers of a general partner as provided by the Act.

(b) Except as otherwise provided herein, to the extent the duties of the General Partner require expenditures of funds to be paid to third parties, the General Partner shall not have any obligations hereunder except to the extent that partnership funds are reasonably available to it for the performance of such duties, and nothing herein contained shall be deemed to authorize or require the General Partner, in its capacity as such, to expend its individual funds for payment to third parties or to undertake any individual liability or obligation on behalf of the Operating Partnership.

6.2 Delegation of Authority. The General Partner may delegate any or all of its powers, rights and obligations hereunder, and may appoint, employ, contract or otherwise deal with any Person for the transaction of the business of the Operating Partnership, which Person may, under supervision of the General Partner, perform any acts or services for the Operating Partnership as the General Partner may approve.

6.3 Indemnification and Exculpation of Indemnitees.

(a) The Operating Partnership shall indemnify an Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including reasonable legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Operating Partnership as set forth in this Agreement in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the Indemnitee actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. Any indemnification pursuant to this Section 6.3 shall be made only out of the assets of the Operating Partnership.

(b) The Operating Partnership shall reimburse an Indemnitee for reasonable expenses incurred by an Indemnitee who is a party to a proceeding in advance of the final disposition of the proceeding upon receipt by the Operating Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Operating Partnership as authorized in this Section 6.3 has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

(c) The indemnification provided by this Section 6.3 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity.

(d) The Operating Partnership may purchase and maintain insurance, on behalf of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Operating Partnership’s activities, regardless of whether the Operating Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(e) For purposes of this Section 6.3, the Operating Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Operating Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of this Section 6.3; and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Operating Partnership.

(f) In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

(g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.3 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(h) The provisions of this Section 6.3 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(i) Notwithstanding the foregoing, the Operating Partnership may not indemnify or hold harmless an Indemnitee for any liability or loss unless all of the following conditions are met: (i) the Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Operating Partnership; (ii) the Indemnitee was acting on behalf of or performing services for the Operating Partnership; (iii) the liability or loss was not the result of (A) negligence or misconduct, in the case that the

Indemnitee is a director of the General Partner (other than an Independent Director), the Advisor or an Affiliate of the Advisor or (B) gross negligence or willful misconduct, in the case that the Indemnitee is an Independent Director; and (iv) the indemnification or agreement to hold harmless is recoverable only out of net assets of the Operating Partnership. In addition, the Operating Partnership shall not provide indemnification for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Commission and of the published position of any state securities regulatory authority in which Securities were offered or sold as to indemnification for violations of securities laws.

6.4 Liability of the General Partner.

(a) Notwithstanding anything to the contrary set forth in this Agreement, the General Partner shall not be liable for monetary damages to the Operating Partnership or any Partners for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if the General Partner acted in good faith. The General Partner shall not be in breach of any duty that the General Partner may owe to the Limited Partners or the Operating Partnership or any other Persons under this Agreement or of any duty stated or implied by law or equity provided the General Partner, acting in good faith, abides by the terms of this Agreement.

(b) The Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Operating Partnership, itself and its shareholders collectively, that the General Partner is under no obligation to consider the separate interests of the Limited Partners (including, without limitation, the tax consequences to Limited Partners or the tax consequences of some, but not all, of the Limited Partners) in deciding whether to cause the Operating Partnership to take (or decline to take) any actions. In the event of a conflict between the interests of the GP Parent’s shareholders on one hand and the Limited Partners on the other, the General Partner shall endeavor in good faith to resolve the conflict in a manner not adverse to either the GP Parent’s shareholders or the Limited Partners; provided, however, that for so long as the GP Parties directly own a controlling interest in the Operating Partnership, any such conflict that the General Partner, in its sole and absolute discretion, determines cannot be resolved in a manner not adverse to either the GP Parent’s shareholders or the Limited Partners shall be resolved in favor of the shareholders. The General Partner shall not be liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions, provided that the General Partner has acted in good faith.

(c) Subject to its obligations and duties as General Partner set forth in Section 6.1 hereof, the General Partner may exercise any of the powers granted to it under this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.

(d) Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Operating Partnership or any decision of the General Partner to refrain from acting on behalf of the Operating Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the GP Parent to continue to qualify as a REIT or (ii) to prevent the GP Parent from incurring any taxes under Section 857, Section 4981, or any other provision of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

(e) Any amendment, modification or repeal of this Section 6.4 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner’s liability to the Operating Partnership and the Limited Partners under this Section 6.4 as in effect immediately prior to such amendment, modification or repeal with respect to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when claims relating to such matters may arise or be asserted.

6.5 Reimbursement of GP Parties.

(a) Except as provided in this Section 6.5 and elsewhere in this Agreement (including the provisions of Articles 5 and 6 regarding distributions, payments, and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Operating Partnership.

(b) Each of the GP Parties shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all Administrative Expenses incurred by such GP Party. If and to the extent any reimbursement made pursuant to this Section 6.5(b) is determined for federal income tax purposes not to constitute a payment of expenses of the Operating Partnership, the amount so determined shall constitute a guaranteed payment with respect to capital within the meaning of Section 707(c) of the Code, shall be treated consistently therewith by the Operating Partnership and all Partners and shall not be treated as a distribution for purposes of computing the Partners’ Capital Accounts.

6.6 Outside Activities. Subject to Section 6.8 hereof, the Articles of Incorporation and any agreements entered into by the General Partner or its Affiliates with the Operating Partnership or a Subsidiary, any officer, director, employee, agent, trustee, Affiliate or shareholder of either of the GP Parties, and the GP Parties, shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Operating Partnership, including business interests and activities substantially similar or identical to those of the Operating Partnership. Neither the Operating Partnership nor any of the Limited Partners shall have any rights by virtue of this Agreement in any such business ventures, interests or activities. None of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any such business ventures, interests or activities, and the GP Parties shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures, interests and activities to the Operating Partnership or any Limited Partner, even if such opportunity is of a character which, if presented to the Operating Partnership or any Limited Partner, could be taken by such Person.

6.7 Employment or Retention of Affiliates.

(a) Any Affiliate of the General Partner may be employed or retained by the Operating Partnership and may otherwise deal with the Operating Partnership (whether as a buyer, lessor, lessee, manager, furnisher of goods or services, broker, agent, lender or otherwise) and may receive from the Operating Partnership any compensation, price, or other payment therefore which the General Partner determines to be fair and reasonable.

(b) The Operating Partnership may lend or contribute to its Subsidiaries or other Persons in which it has an equity investment, and such Persons may borrow funds from the Operating Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

(c) The Operating Partnership may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions as the General Partner deems are consistent with this Agreement, applicable law and the REIT status of the GP Parent.

(d) Except as expressly permitted by this Agreement, neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Operating Partnership, directly or indirectly, except pursuant to transactions that are, in the General Partner’s sole discretion, on terms that are fair and reasonable to the Operating Partnership.

6.8 General Partner Participation. The GP Parties agree that all business activities of the GP Parties, including activities pertaining to the acquisition, development or ownership of any office, retail, multifamily, industrial, or other Real Property, Real Estate Related Securities or other property shall be conducted through the Operating Partnership or one or more Subsidiary Partnerships; provided, however, that the General Partner is allowed to make a direct acquisition, but if and only if, such acquisition is made in connection with the issuance of Additional Securities, which direct acquisition and issuance have been approved and determined to be in the best interests of the General Partner and the Operating Partnership by a majority of the Independent Directors.

6.9 Title to Operating Partnership Assets. Title to Operating Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Operating Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Operating Partnership assets or any portion thereof. Title to any or all of the Operating Partnership assets may be held in the name of the Operating Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Operating Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Operating Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its best efforts to cause beneficial and record title to such assets to be vested in the Operating Partnership as soon as reasonably practicable. All Operating Partnership assets shall be recorded as the property of the Operating Partnership in its books and records, irrespective of the name in which legal title to such Operating Partnership assets is held.

6.10 Miscellaneous. In the event the GP Parent redeems any REIT Shares (including, without limitation, any REIT Shares redeemed in accordance with the share redemption program of the GP Parent), then the General Partner shall cause the Operating Partnership to purchase from the GP Parent a number of Operating Partnership Units as determined based on the application of the Conversion Factor on the same terms that the GP Parent redeemed such REIT Shares. Moreover, if the GP Parent makes a cash tender offer or other offer to acquire REIT Shares, then the General Partner shall cause the Operating Partnership to make a corresponding offer to the GP Parent to acquire an equal number of Operating Partnership Units held by the GP Parent. In the event any REIT Shares are redeemed by the GP Parent pursuant to such offer, the Operating Partnership shall redeem an equivalent number of the GP Parent’s Operating Partnership Units for an equivalent purchase price based on the application of the Conversion Factor. If the GP Parent issues any additional REIT Shares pursuant to its dividend reinvestment plan or any other similar program, then the GP Parent shall contribute the proceeds of any such issuance to the Operating Partnership in accordance with Sections 4.3(a)(ii) and 4.3(c).

6.11 No Duplication of Fees or Expenses. The Operating Partnership may not incur or be responsible for any fee or expense (in connection with the Offering or otherwise) that would be duplicative of fees and expenses paid by the General Partner.

ARTICLE 7

CHANGES IN GENERAL PARTNER

7.1 Transfer of the GP Parties’ Operating Partnership Interest.

(a) The General Partner shall not transfer all or any portion of its General Operating Partnership Interest or withdraw as General Partner, and the GP Parent shall not transfer all or any portion of its Limited Operating Partnership Interest, except as provided in, or in connection with a transaction contemplated by, Section 7.1(b), (c) or (d).

(b) Except as otherwise provided in Section 7.1(c) or (d) hereof, the GP Parent shall not engage in any merger, consolidation or other combination with or into another Person or sale of all or substantially all of its assets (other than in connection with a change in the GP Parent’s state of incorporation or organizational form) in each case which results in a change of control of the General Partner (a “Transaction”), unless:

(i) the consent of Limited Partners holding more than 50% of the Percentage Interests is obtained;

(ii) as a result of such Transaction all Limited Partners will receive, for each Operating Partnership Unit, an amount of cash, securities, or other property equal to the product of the Conversion Factor and the greatest amount of cash, securities or other property paid in the Transaction to a holder of one REIT Share in consideration of one REIT Share, provided that if, in connection with the Transaction, a purchase, tender or exchange offer (“Offer”) shall have been made to and accepted by the holders of more than 50% of the outstanding REIT Shares, each holder of Operating Partnership Units shall be given the option to exchange its Operating Partnership Units for the greatest amount of cash, securities, or other property which a Limited Partner holding Operating Partnership Units would have received had it (A) exercised its Redemption Right and (B) sold, tendered or exchanged pursuant to the Offer the REIT Shares received upon exercise of the Redemption Right immediately prior to the expiration of the Offer; or

(iii) the GP Parent is the surviving entity in the Transaction and either (A) the holders of REIT Shares do not receive cash, securities, or other property in the Transaction or (B) all Limited Partners (other than the GP Parent or any Subsidiary) receive in exchange for their Operating Partnership Units, an amount of cash, securities, or other property (expressed as an amount per REIT Share) that is no less than the product of the Conversion Factor and the greatest amount of cash, securities, or other property (expressed as an amount per REIT Share) received in the Transaction by any holder of REIT Shares.

(c) Notwithstanding Section 7.1(b), the GP Parent may merge with or into or consolidate with another entity if immediately after such merger or consolidation (i) substantially all of the assets of the successor or surviving entity (the “Survivor”), other than Operating Partnership Units held by the GP Parent and the GP Parent’s ownership interests in the General Partner, are contributed, directly or indirectly, to the Operating Partnership as a Capital Contribution in exchange for Operating Partnership Units with a fair market value equal to the value of the assets so contributed as determined by the Survivor in good faith and (ii) the Survivor expressly agrees to assume all obligations of the GP Parent, as appropriate, hereunder. Upon such contribution and assumption, the Survivor shall have the right and duty to amend this Agreement as set forth in this Section 7.1(c). The Survivor shall in good faith arrive at a new method for the calculation of the Cash Amount, the REIT Shares Amount and Conversion Factor for an Operating Partnership Unit after any such merger or consolidation so as to approximate the existing method for such calculation as closely as reasonably possible. Such calculation shall take into account, among other things, the kind and amount of securities, cash and other property that was receivable upon such merger or consolidation by a holder of REIT Shares or options, warrants or other rights relating thereto, and which a holder of Operating Partnership Units could have acquired had such Operating Partnership Units been exchanged immediately prior to such merger or consolidation. Such amendment to this Agreement shall provide for adjustment to such method of calculation, which shall be as nearly equivalent as may be practicable to the adjustments provided for with respect to the Conversion Factor. The Survivor also shall in good faith modify the definition of REIT Shares and make such amendments to Section 8.5 hereof so as to approximate the existing rights and obligations set forth in Section 8.5 as closely as reasonably possible. The above provisions of this Section 7.1(c) shall similarly apply to successive mergers or consolidations permitted hereunder.

In respect of any transaction described in the preceding paragraph, the GP Parties are required to use commercially reasonable efforts to structure such transaction to avoid causing the Limited Partners to recognize a gain for federal income tax purposes by virtue of the occurrence of or their participation in such transaction, provided such efforts are consistent with the exercise of the Board of Directors’ fiduciary duties to the shareholders of the GP Parent under applicable law.

(d) Notwithstanding Section 7.1(b),

(i) a General Partner may transfer all or any portion of its General Operating Partnership Interest to (A) a wholly-owned Subsidiary of such General Partner or (B) the owner of all of the ownership interests of such General Partner, and following a transfer of all of its General Operating Partnership Interest, may withdraw as General Partner;

(ii) the GP Parent may transfer all or any portion of its Limited Partnership Interest to a wholly-owned Subsidiary of such GP Parent; and

(iii) the GP Parent may engage in a transaction not required by law or by the rules of any national securities exchange on which the REIT Shares are listed to be submitted to the vote of the holders of the REIT Shares.

7.2 Admission of a Substitute or Additional General Partner. A Person shall be admitted as a substitute or additional General Partner of the Operating Partnership only if the following terms and conditions are satisfied:

(a) the Person to be admitted as a substitute or additional General Partner shall have accepted and agreed to be bound by all the terms and provisions of this Agreement by executing a counterpart thereof and such other documents or instruments as may be required or appropriate in order to effect the admission of such Person as a General Partner, and a certificate evidencing the admission of such Person as a General Partner shall have been filed for recordation and all other actions required by Section 2.5 hereof in connection with such admission shall have been performed;

(b) if the Person to be admitted as a substitute or additional General Partner is a corporation or a partnership it shall have provided the Operating Partnership with evidence satisfactory to counsel for the Operating Partnership of such Person’s authority to become a General Partner and to be bound by the terms and provisions of this Agreement; and

(c) counsel for the Operating Partnership shall have rendered an opinion (relying on such opinions from other counsel and the state or any other jurisdiction as may be necessary) that (x) the admission of the person to be admitted as a substitute or additional General Partner is in conformity with the Act and (y) none of the actions taken in connection with the admission of such Person as a substitute or additional General Partner will cause (i) the Operating Partnership to be classified other than as a partnership for federal tax purposes, or (ii) the loss of any Limited Partner’s limited liability.

7.3 Effect of Bankruptcy, Withdrawal, Death or Dissolution of a General Partner.

(a) Upon the occurrence of an Event of Bankruptcy as to a General Partner (and its removal pursuant to Section 7.4(a) hereof) or the death, withdrawal, removal or dissolution of a General Partner (except that, if a General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to, or removal of a partner in, such partnership shall be deemed not to be a dissolution of such General Partner if the business of such General Partner is continued by the remaining partner or partners), the Operating Partnership shall be dissolved and terminated unless the Operating Partnership is continued pursuant to Section 7.3(b) hereof. The merger of the General Partner with or into any entity that is admitted as a substitute or successor General Partner pursuant to Section 7.2 hereof shall not be deemed to be the withdrawal, dissolution or removal of the General Partner.

(b) Following the occurrence of an Event of Bankruptcy as to a General Partner (and its removal pursuant to Section 7.4(a) hereof) or the death, withdrawal, removal or dissolution of a General Partner (except that, if a General Partner is, on the date of such occurrence, an Operating Partnership, the withdrawal of, death, dissolution, Event of Bankruptcy as to, or removal of a partner in, such Operating Partnership shall be deemed not to be a dissolution of such General Partner if the business of such General Partner is continued by the remaining partner or partners), the Limited Partners, within ninety (90) days after such occurrence, may elect to continue the business of the Operating Partnership for the balance of the term specified in Section 2.4 hereof by selecting, subject to Section 7.2 hereof and any other provisions of this Agreement, a substitute General Partner by consent of a majority in Percentage Interest of the OP Unitholders. If the Limited Partners elect to continue the business of the Operating Partnership and admit a substitute General Partner, the relationship with the Partners and of any Person who has acquired an interest of a Partner in the Operating Partnership shall be governed by this Agreement.

7.4 Removal of a General Partner.

(a) Upon the occurrence of an Event of Bankruptcy as to, or the dissolution of, a General Partner, such General Partner shall be deemed to be removed automatically; provided, however, that if a General Partner is on the date of such occurrence a partnership, the withdrawal, death or dissolution of, Event of Bankruptcy as to, or removal of, a partner in, such partnership shall be deemed not to be a dissolution of the General Partner if the business of such General Partner is continued by the remaining partner or partners. The Limited Partners may not remove the General Partner, with or without cause.

(b) If a General Partner has been removed pursuant to this Section 7.4 and the Operating Partnership is continued pursuant to Section 7.3 hereof, such General Partner shall promptly transfer and assign its General Operating Partnership Interest in the Operating Partnership to the substitute General Partner approved by a majority in interest of the Limited Partners in accordance with Section 7.3(b) hereof and otherwise admitted to the Operating Partnership in accordance with Section 7.2 hereof. At the time of assignment, the removed General Partner shall be entitled to receive from the substitute General Partner the fair market value of the General Operating Partnership Interest of such removed General Partner as reduced by any damages caused to the Operating Partnership by such General Partner. Such fair market value shall be determined by an appraiser mutually agreed upon by (i) the General Partner and (ii) a majority in Percentage Interest of the OP Unitholders, within ten (10) days following the removal of the General Partner. In the event that the parties are unable to agree upon an appraiser, the removed General Partner, on the one hand, and a majority in Percentage Interest of the OP Unitholders, on the other hand, each shall select an appraiser. Each such appraiser shall complete an appraisal of the fair market value of the removed General Partner’s General Operating Partnership Interest within thirty (30) days of the General Partner’s removal, and the fair market value of the removed General Partner’s General Operating Partnership Interest shall be the average of the two appraisals; provided, however, that if the higher appraisal exceeds the lower appraisal by more than 20% of the amount of the lower appraisal, the two appraisers, no later than forty (40) days after the removal of the General Partner, shall select a third appraiser who shall complete an appraisal of the fair market value of the removed General Partner’s General Operating Partnership Interest no later than sixty (60) days after the removal of the General Partner. In such case, the fair market value of the removed General Partner’s General Operating Partnership Interest shall be the average of the two appraisals closest in value.

(c) The General Operating Partnership Interest of a removed General Partner, during the time after default until transfer under Section 7.4(b), shall be converted to that of a special Limited Partner; provided, however, such removed General Partner shall not have any rights to participate in the management and affairs of the Operating Partnership, and shall not be entitled to any portion of the income, expense, profit, gain or loss allocations or cash distributions allocable or payable, as the case may be, to the Limited Partners. Instead, such removed General Partner shall receive and be entitled only to retain distributions or allocations of such items that it would have been entitled to receive in its capacity as General Partner, until the transfer is effective pursuant to Section 7.4(b).

(d) All Partners shall have given and hereby do give such consents, shall take such actions and shall execute such documents as shall be legally necessary, desirable and sufficient to effect all the foregoing provisions of this Section.

ARTICLE 8

RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS

8.1 Management of the Operating Partnership. The Limited Partners shall not participate in the management or control of Operating Partnership business nor shall they transact any business for the Operating Partnership, nor shall they have the power to sign for or bind the Operating Partnership, such powers being vested solely and exclusively in the General Partner.

8.2 Power of Attorney. Each Limited Partner hereby irrevocably appoints the General Partner its true and lawful attorney-in-fact, who may act for each Limited Partner and in its name, place and stead, and for its use and benefit, to sign, acknowledge, swear to, deliver, file or record, at the appropriate public offices, any and all documents, certificates, and instruments as may be deemed necessary or desirable by the General Partner to carry out fully the provisions of this Agreement and the Act in accordance with their terms, which power of attorney is coupled with an interest and shall survive the death, dissolution or legal incapacity of the Limited Partner, or the transfer by the Limited Partner of any part or all of its Operating Partnership Interest.

8.3 Limitation on Liability of Limited Partners. No Limited Partner shall be liable for any debts, liabilities, contracts or obligations of the Operating Partnership. A Limited Partner shall be liable to the Operating Partnership only to make payments of its Capital Contribution, if any, as and when due hereunder. After its Capital Contribution is fully paid, no Limited Partner shall, except as otherwise required by the Act, be required to make any further Capital Contributions or other payments or lend any funds to the Operating Partnership.

8.4 Ownership by Limited Partner of Corporate General Partner or Affiliate. No Limited Partner shall at any time, either directly or indirectly, own any stock or other interest in the General Partner or in any Affiliate thereof, if such ownership by itself or in conjunction with other stock or other interests owned by other Limited Partners would, in the opinion of counsel for the Operating Partnership, jeopardize the classification of the Operating Partnership as a partnership for federal tax purposes. The General Partner shall be entitled to make such reasonable inquiry of the Limited Partners as is required to establish compliance by the Limited Partners with the provisions of this Section.

8.5 Redemption Right.

(a) Subject to Sections 8.5(b), 8.5(c), 8.5(d), 8.5(e) and 8.5(f) and the provisions of any agreements between the Operating Partnership and one or more Limited Partners with respect to Operating Partnership Units held by them, each Limited Partner holding Operating Partnership Units, other than the GP Parent, shall, after holding its Operating Partnership Units for at least one year, have the right (subject to the terms and conditions set forth herein) to require the Operating Partnership to redeem (a “Redemption”) all or a portion of the Operating Partnership Units held by such Limited Partner in exchange (a “Redemption Right”) for REIT shares issuable on, or the Cash Amount payable on, the Specified Redemption Date, as determined by the General Partner in its sole discretion, provided that such Operating Partnership Units (the “Tendered Units”) shall have been outstanding for at least one year. Any Redemption Right shall be exercised pursuant to a Notice of Redemption delivered to the Operating Partnership (with a copy to the General Partner) by the Limited Partner exercising the Redemption Right (the “Tendering Party”). No Limited Partner may deliver more than two Notices of Redemption during each calendar year. A Limited Partner may not exercise the Redemption Right for less than 1,000 Operating Partnership Units or, if such Limited Partner holds less than 1,000 Operating Partnership Units, all of the Operating Partnership Units held by such Partner. The Tendering Party shall have no right, with respect to any Operating Partnership Units so redeemed, to receive any distribution paid with respect to Operating Partnership Units if the record date for such distribution is on or after the Specified Redemption Date.

(b) If the General Partner elects to redeem Tendered Units for REIT Shares rather than cash, then the Operating Partnership shall direct the GP Parent to issue and deliver such REIT Shares to the Tendering Party pursuant to the terms set forth in this Section 8.5(b), in which case, (i) the GP Parent, acting as a distinct legal entity, shall assume directly the obligation with respect thereto and shall satisfy the Tendering Party’s exercise of its Redemption Right, and (ii) such transaction shall be treated, for federal income tax purposes, as a transfer by the Tendering Party of such Tendered Units to the GP Parent in exchange for REIT shares. The percentage of the Tendered Units tendered for Redemption by the Tendering Party for which the General Partner elects to issue REIT Shares (rather than cash) is referred to as the “Applicable

Percentage.” In making such election to acquire Tendered Units, the Operating Partnership shall act in a fair, equitable and reasonable manner that neither prefers one group or class of Limited Partners over another nor discriminates against a group or class of Limited Partners. If the Operating Partnership elects to redeem any number of Tendered Units for REIT Shares, rather than cash, on the Specified Redemption Date, the Tendering Party shall sell such number of the Tendered Units to the GP Parent in exchange for a number of REIT Shares equal to the product of the REIT Shares Amount and the Applicable Percentage. The product of the Applicable Percentage and the REIT Shares Amount, if applicable, shall be delivered by the GP Parent as duly authorized, validly issued, fully paid and accessible REIT Shares free of any pledge, lien, encumbrance or restriction, other than the Ownership Limit (as calculated in accordance with the Articles of Incorporation) and other restrictions provided in the Article of Incorporation, the bylaws of the GP Parent, the Securities Act and relevant state securities or “blue sky” laws. Notwithstanding the provisions of Section 8.5(a) and this Section 8.5(b), the Tendering Parties shall have no rights under this Agreement that would otherwise be prohibited under the Articles of Incorporation.

(c) In connection with an exercise of Redemption Rights pursuant to this Section 8.5, the Tendering Party shall submit the following to the General Partner, in addition to the Notice of Redemption:

(i) A written affidavit, dated the same date as the Notice of Redemption, (a) disclosing the actual and constructive ownership, as determined for purposes of Code Sections 856(a)(6) and 856(h), of REIT Shares by (i) such Tendering Party and (ii) any Related Party and (b) representing that, after giving effect to the Redemption, neither the Tendering Party nor any Related Party will own REIT Shares in excess of the Ownership Limit (or, if applicable the Excepted Holder Limit);

(ii) A written representation that neither the Tendering Party nor any Related Party has any intention to acquire any additional REIT Shares prior to the closing of the Redemption on the Specified Redemption Date; and

(iii) An undertaking to certify, at and as a condition to the closing of the Redemption on the Specified Redemption Date, that either (a) the actual and constructive ownership of REIT Shares by the Tendering Party and any Related Party remain unchanged from that disclosed in the affidavit required by Section 8.5(c)(1) or (b) after giving effect to the Redemption, neither the Tendering Party nor any Related Party shall own REIT Shares in violation of the Ownership Limit (or, if applicable, the Excepted Holder Limit).

(iv) Any other documents as the GP Parties may reasonably require in connection with the issuance of REIT Shares upon the exercise of the Redemption Right.

(d) Any Cash Amount to be paid to a Tendering Party pursuant to this Section 8.5 shall be paid on the Specified Redemption Date; provided, however, that the General Partner may elect to cause the Specified Redemption Date to be delayed for up to an additional 180 days to the extent required for the GP Parent to cause additional REIT Shares to be issued to provide financing to be used to make such payment of the Cash Amount. Notwithstanding the foregoing, the General Partner agrees to use its best efforts to cause the closing of the acquisition of Tendered Units hereunder to occur as quickly as reasonably possible.

(e) Notwithstanding any other provision of this Agreement, the General Partner shall place appropriate restrictions on the ability of the Limited Partners to exercise their Redemption Rights to prevent, among other things, (a) any person from owning shares in excess of the Ownership Limit and the Excepted Holder Limit, (b) the General Partner’s common stock from being owned by less than 100 persons, the General Partner from being “closely held” within the meaning of section 856(h) of the Code, and as and if deemed necessary to ensure that the Operating Partnership does not constitute a “publicly traded partnership” under section 7704 of the Code. If and when the General Partner determines that imposing such restrictions is necessary, the General Partner shall give prompt written notice thereof (a “Restriction Notice”) to each of the Limited Partners holding Operating Partnership Units, which notice shall be accompanied by a copy of an opinion of counsel to the Operating Partnership which states that, in the opinion of such counsel, restrictions are necessary in order to avoid having the Operating Partnership be treated as a “publicly traded Operating Partnership” under section 7704 of the Code.

(f) A redemption fee may be charged in connection with an exercise of Redemption Rights pursuant to this Section 8.5.

8.6 Registration. Subject to the terms of any agreement between any of the GP Parties and one or more Limited Partners with respect to Operating Partnership Units held by them:

(a) Registration of the Common Stock. The GP Parent agrees to file with the Commission a registration statement covering the resale of the REIT Shares that may be issued upon redemption of such Operating Partnership Units pursuant to Section 8.5 hereof (“Redemption Shares”) if a Limited Partner or Limited Partners who together hold Redemption Shares having an aggregate value of at least $10 million (based on the then current price) request that the GP Parent register for resale such Redemption Shares. Such requests shall be made in writing and shall state the number of Redemption Shares to be disposed of. Within 30 days after receipt of a request for registration, whatever the amount of the Redemption Shares requested to be registered, the General Partner shall give written notice of such request to all other Limited Partners holding Operating Partnership Units; provided however, that the General Partner shall be obligated to give such notice no more than one time in any six-month period. Further, the GP Parent shall include in a registration statement all such Redemption Shares with respect to which the GP Parent has received written requests for inclusion therein (whether or not such Redemption Shares have been issued) within 15 days after the receipt of the GP Parent’s notice. The GP Parent further agrees to use its commercially reasonable efforts to file the registration statement within 90 days of its receipt of the written request described above, and to maintain the effectiveness of such registration statement for a period of no more than two years.

(b) Listing on Securities Exchange. If the GP Parent shall list or maintain the listing of any REIT Shares on any securities exchange or national market system, it will at its expense and as necessary to permit the registration and sale of the Redemption Shares hereunder, list thereon, maintain and, when necessary, increase such listing to include such Redemption Shares.

(c) Registration Not Required. Notwithstanding the foregoing, the GP Parent shall not be required to file or maintain the effectiveness of a registration statement covering the resale of Redemption Shares if, in the opinion of counsel to the GP Parent, such Redemption Shares could be sold by the holders thereof pursuant to Rule 144 under the Securities Act, or any successor rule thereto.

8.7 Distribution Reinvestment Plan. OP Unitholders may have the opportunity to join the GP Parent’s distribution reinvestment plan by completing an enrollment form which is available upon request. A copy of the GP Parent’s distribution reinvestment plan is also available upon request. The shares of the GP Parent’s common stock which may be issued under the GP Parent’s distribution reinvestment plan are offered only by a prospectus.

ARTICLE 9

TRANSFERS OF LIMITED PARTNERSHIP INTERESTS

9.1 Purchase for Investment.

(a) Each Limited Partner hereby represents and warrants to the General Partner and to the Operating Partnership that the acquisition of his Operating Partnership Interest is made as a principal for his account for investment purposes only and not with a view to the resale or distribution of such Operating Partnership Interest.

(b) Each Limited Partner agrees that he will not sell, assign or otherwise transfer his Operating Partnership Interest or any fraction thereof, whether voluntarily or by operation of law or at judicial sale or otherwise, to any Person who does not make the representations and warranties to the General Partner set forth in Section 9.1(a) above and similarly agree not to sell, assign or transfer such Operating Partnership Interest or fraction thereof to any Person who does not similarly represent, warrant and agree.

9.2 Restrictions on Transfer of Limited Partnership Interests.

(a) Subject to the provisions of 9.2(b) and (c), no Limited Partner may offer, sell, assign, hypothecate, pledge or otherwise transfer all or any portion of his Limited Partnership Interest, or any of such Limited Partner’s economic rights as a Limited Partner, whether voluntarily or by operation of law or at judicial sale or otherwise (collectively, a “Transfer”) without the consent of the General Partner, which consent may be granted or withheld in its sole and absolute discretion. Any such purported transfer undertaken without such consent shall be considered to be null and void ab initio and shall not be given effect. The General Partner may require, as a condition of any Transfer to which it consents, that the transferor assume all costs incurred by the Operating Partnership in connection therewith.

(b) No Limited Partner may withdraw from the Operating Partnership other than as a result of a permitted Transfer (i.e., a Transfer consented to as contemplated by clause (a) above or clause (c) below or a Transfer pursuant to Section 9.5 below) of all of its Operating Partnership Interest pursuant to this Article 9 or pursuant to a redemption of all of its Operating

Partnership Units pursuant to Section 8.5. Upon the permitted Transfer or redemption of all of a Limited Partner’s Operating Partnership Interest, such Limited Partner shall cease to be a Limited Partner.

(c) Notwithstanding Section 9.2(a) and subject to Sections 9.2(d), (e) and (f) below, a Limited Partner may Transfer, without the consent of the General Partner, all or a portion of its Operating Partnership Interest to (i) a parent or parent’s spouse, natural or adopted descendant or descendants, spouse of such descendant, or brother or sister, or a trust created by such Limited Partner for the benefit of such Limited Partner and/or any such person(s), of which trust such Limited Partner or any such person(s) is a trustee, (ii) a corporation controlled by a Person or Persons named in (i) above, or (iii) if the Limited Partner is an entity, its beneficial owners.

(d) No Limited Partner may effect a Transfer of its Limited Partnership Interest, in whole or in part, if, in the opinion of legal counsel for the Operating Partnership, such proposed Transfer would require the registration of the Limited Partnership Interest under the Securities Act or would otherwise violate any applicable federal or state securities or blue sky law (including investment suitability standards).

(e) No Transfer by a Limited Partner of its Operating Partnership Interest, in whole or in part, may be made to any Person if (i) in the opinion of legal counsel for the Operating Partnership, the transfer would result in the Operating Partnership’s being treated as an association taxable as a corporation (other than a qualified REIT subsidiary within the meaning of Section 856(i) of the Code), (ii) in the opinion of legal counsel for the Operating Partnership, it would adversely affect the ability of the GP Parent to continue to qualify as a REIT or subject the GP Parent to any additional taxes under Section 857 or Section 4981 of the Code, or (iii) such transfer is effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code.

(f) No transfer by a Limited Partner of any Operating Partnership Interest may be made to a lender to the Operating Partnership or any Person who is related (within the meaning of Regulations Section 1.752-4(b)) to any lender to the Operating Partnership whose loan constitutes a nonrecourse liability (within the meaning of Regulations Section 1.752-1(a)(2)), without the consent of the General Partner, which may be withheld in its sole and absolute discretion, provided that as a condition to such consent the lender will be required to enter into an arrangement with the Operating Partnership and the General Partner to exchange or redeem for the Cash Amount any Operating Partnership Units in which a security interest is held simultaneously with the time at which such lender would be deemed to be a Partner in the Operating Partnership for purposes of allocating liabilities to such lender under Section 752 of the Code.

(g) Any Transfer in contravention of any of the provisions of this Article 9 shall be void and ineffectual and shall not be binding upon, or recognized by, the Operating Partnership.

(h) Prior to the consummation of any Transfer under this Article 9, the transferor and/or the transferee shall deliver to the General Partner such opinions, certificates and other documents as the General Partner shall request in connection with such Transfer.

9.3 Admission of Substitute Limited Partner.

(a) Subject to the other provisions of this Article 9, an assignee of the Limited Partnership Interest of a Limited Partner (which shall be understood to include any purchaser, transferee, donee, or other recipient of any disposition of such Limited Partnership Interest) shall be deemed admitted as a Limited Partner of the Operating Partnership only with the consent of the General Partner and upon the satisfactory completion of the following:

(i) The assignee shall have accepted and agreed to be bound by the terms and provisions of this Agreement by executing a counterpart or an amendment thereof, including a revised Exhibit A, and such other documents or instruments as the General Partner may require in order to effect the admission of such Person as a Limited Partner.

(ii) To the extent required, an amended Certificate evidencing the admission of such Person as a Limited Partner shall have been signed, acknowledged and filed for record in accordance with the Act.

(iii) The assignee shall have delivered a letter containing the representation set forth in Section 9.1(a) hereof and the agreement set forth in Section 9.1(b) hereof.

(iv) If the assignee is a corporation, partnership, limited liability company or trust, the assignee shall have provided the General Partner with evidence satisfactory to counsel for the Operating Partnership of the assignee’s authority to become a Limited Partner under the terms and provisions of this Agreement.

(v) The assignee shall have executed a power of attorney containing the terms and provisions set forth in Section 8.2 hereof.

(vi) The assignee shall have paid all legal fees and other expenses of the Operating Partnership and the GP Parties and filing and publication costs in connection with its substitution as a Limited Partner.

(vii) The assignee has obtained the prior written consent of the General Partner to its admission as a Substitute Limited Partner, which consent may be given or denied in the exercise of the General Partner’s sole and absolute discretion.

(b) For the purpose of allocating Profits and Losses and distributing cash received by the Operating Partnership, a Substitute Limited Partner shall be treated as having become, and appearing in the records of the Operating Partnership as, a Partner upon the filing of the Certificate described in Section 9.3(a)(ii) hereof or, if no such filing is required, the later of the date specified in the transfer documents or the date on which the General Partner has received all necessary instruments of transfer and substitution.

(c) The General Partner shall cooperate with the Person seeking to become a Substitute Limited Partner by preparing the documentation required by this Section and making all official filings and publications. The Operating Partnership shall take all such action as promptly as practicable after the satisfaction of the conditions in this Article 9 to the admission of such Person as a Limited Partner of the Operating Partnership.

9.4 Rights of Assignees of Operating Partnership Interests.

(a) Subject to the provisions of Sections 9.1 and 9.2 hereof, except as required by operation of law, the Operating Partnership shall not be obligated for any purposes whatsoever to recognize the assignment by any Limited Partner of its Operating Partnership Interest until the Operating Partnership has received notice thereof.

(b) Any Person who is the assignee of all or any portion of a Limited Partner’s Limited Partnership Interest, but does not become a Substitute Limited Partner and desires to make a further assignment of such Limited Partnership Interest, shall be subject to all the provisions of this Article 9 to the same extent and in the same manner as any Limited Partner desiring to make an assignment of its Limited Partnership Interest.

9.5 Effect of Bankruptcy, Death, Incompetence or Termination of a Limited Partner. The occurrence of an Event of Bankruptcy as to a Limited Partner, the death of a Limited Partner or a final adjudication that a Limited Partner is incompetent (which term shall include, but not be limited to, insanity) shall not cause the termination or dissolution of the Operating Partnership, and the business of the Operating Partnership shall continue if an order for relief in a bankruptcy proceeding is entered against a Limited Partner, the trustee or receiver of his estate or, if he dies, his executor, administrator or trustee, or, if he is finally adjudicated incompetent, his committee, guardian or conservator, shall have the rights of such Limited Partner for the purpose of settling or managing his estate property and such power as the bankrupt, deceased or incompetent Limited Partner possessed to assign all or any part of his Operating Partnership Interest and to join with the assignee in satisfying conditions precedent to the admission of the assignee as a Substitute Limited Partner.

9.6 Joint Ownership of Interests. An Operating Partnership Interest may be acquired by two individuals as joint tenants with right of survivorship, provided that such individuals either are married or are related and share the same home as tenants in common. The written consent or vote of both owners of any such jointly held Operating Partnership Interest shall be required to constitute the action of the owners of such Operating Partnership Interest; provided, however, that the written consent of only one joint owner will be required if the Operating Partnership has been provided with evidence satisfactory to the counsel for the Operating Partnership that the actions of a single joint owner can bind both owners under the applicable laws of the state of residence of such joint owners. Upon the death of one owner of an Operating Partnership Interest held in a joint tenancy with a right of survivorship, the Operating Partnership Interest shall become owned solely by the survivor as a Limited Partner and not as an assignee. The Operating Partnership need not recognize the death of one of the owners of a jointly-held Operating Partnership Interest until it shall have received notice of such death. Upon notice to the General Partner from either owner, the General Partner shall cause the Operating Partnership Interest to be divided into two equal Operating Partnership Interests, which shall thereafter be owned separately by each of the former owners.

ARTICLE 10

BOOKS AND RECORDS; ACCOUNTING; TAX MATTERS

10.1 Books and Records. At all times during the continuance of the Operating Partnership, the Partners shall keep or cause to be kept at the Operating Partnership’s specified office true and complete books of account in accordance with GAAP, including: (a) a current list of the full name and last known business address of each Partner, (b) a copy of the Certificate of Limited Partnership and all Certificates of amendment thereto, (c) copies of the Operating Partnership’s federal, state and local income tax returns and reports, (d) copies of this Agreement and amendments thereto and any financial statements of the Operating Partnership for the three most recent years and (e) all documents and information required under the Act. Any Partner or its duly authorized representative, upon paying the costs of collection, duplication and mailing, shall be entitled to inspect or copy such records during ordinary business hours.

10.2 Custody of Operating Partnership Funds; Bank Accounts.

(a) All funds of the Operating Partnership not otherwise invested shall be deposited in one or more accounts maintained in such banking or brokerage institutions as the General Partner shall determine, and withdrawals shall be made only on such signature or signatures as the General Partner may, from time to time, determine.

(b) All deposits and other funds not needed in the operation of the business of the Operating Partnership may be invested by the General Partner in investment grade instruments (or investment companies whose portfolio consists primarily thereof), government obligations, certificates of deposit, bankers’ acceptances and municipal notes and bonds. The funds of the Operating Partnership shall not be commingled with the funds of any other Person except for such commingling as may necessarily result from an investment in those investment companies permitted by this Section 10.2(b).

10.3 Fiscal and Taxable Year. The fiscal and taxable year of the Operating Partnership shall be the calendar year except as otherwise may be required by applicable law.

10.4 Annual Tax Information and Report. The General Partner shall furnish to each person who was a Limited Partner at any time during each fiscal year the tax information necessary to file such Limited Partner’s individual tax returns for such year as shall be required by law, taking into account any applicable extensions.

10.5 Tax Matters Partner; Tax Elections; Special Basis Adjustments.

(a) The General Partner shall be the Tax Matters Partner of the Operating Partnership within the meaning of Section 6231(a)(7) of the Code. As Tax Matters Partner, the General Partner shall have the right and obligation to take all actions authorized and required, respectively, by the Code for the Tax Matters Partner. The General Partner shall have the right to retain professional assistance in respect of any audit of the Operating Partnership by the Service and all out-of-pocket expenses and fees incurred by the General Partner on behalf of the

Operating Partnership as Tax Matters Partner shall constitute Operating Partnership expenses. In the event the General Partner receives notice of a final Operating Partnership adjustment under Section 6223(a)(2) of the Code, the General Partner shall either (i) file a court petition for judicial review of such final adjustment within the period provided under Section 6226(a) of the Code, a copy of which petition shall be mailed to all Limited Partners on the date such petition is filed, or (ii) mail a written notice to all Limited Partners, within such period, that describes the General Partner’s reasons for determining not to file such a petition.

(b) All elections required or permitted to be made by the Operating Partnership under the Code or any applicable state or local tax law shall be made by the General Partner in its sole and absolute discretion.

(c) In the event of a transfer of all or any part of the Operating Partnership Interest of any Partner, the Operating Partnership, at the option of the General Partner, may elect pursuant to Section 754 of the Code to adjust the basis of the Operating Partnership’s assets. Notwithstanding anything contained in Article 5 of this Agreement, any adjustments made pursuant to Section 754 of the Code shall affect only the successor in interest to the transferring Partner and in no event shall be taken into account in establishing, maintaining or computing Capital Accounts for the other Partners for any purpose under this Agreement. Each Partner will furnish the Operating Partnership with all information necessary to give effect to such election.

10.6 Reports to Limited Partners.

(a) As soon as practicable after the close of each fiscal quarter (other than the last quarter of the fiscal year), the General Partner shall cause to be mailed to each Limited Partner a quarterly report containing financial statements of the Operating Partnership, or of the General Partner if such statements are prepared solely on a consolidated basis with the General Partner, for such fiscal quarter, presented in accordance with GAAP. As soon as practicable after the close of each fiscal year, the General Partner shall cause to be mailed to each Limited Partner an annual report containing financial statements of the Operating Partnership, or of the General Partner if such statements are prepared solely on a consolidated basis with the General Partner, for such fiscal year, presented in accordance with GAAP. The annual financial statements shall be audited by accountants selected by the General Partner.

(b) Any Partner shall further have the right to a private audit of the books and records of the Operating Partnership at the expense of such Partner, provided such audit is made for Operating Partnership purposes and is made during normal business hours.

ARTICLE 11

AMENDMENT OF AGREEMENT; MERGER

The General Partner’s consent shall be required for any amendment to this Agreement. The General Partner, without the consent of the Limited Partners, may amend this Agreement in any respect or merge or consolidate the Operating Partnership with or into any other Operating Partnership or business entity (as defined in Section 17-211 of the Act) in a transaction pursuant to Section 7.1(b), (c) or (d) hereof; provided, however, that the following amendments and any other merger or consolidation of the Operating Partnership shall require the consent of Limited Partners holding more than 50% of the Percentage Interests.

(a) any amendment affecting the operation of the Conversion Factor or the Redemption Right (except as provided in Section 8.5(d) or 7.1(c) hereof) in a manner adverse to the Limited Partners;

(b) any amendment that would adversely affect the rights of the Limited Partners to receive the distributions payable to them hereunder, other than with respect to the issuance of additional Operating Partnership Units pursuant to Section 4.3 hereof;

(c) any amendment that would alter the Operating Partnership’s allocations of Profit and Loss to the Limited Partners, other than with respect to the issuance of additional Operating Partnership Units pursuant to Section 4.3 hereof; or

(d) any amendment that would impose on the Limited Partners any obligation to make additional Capital Contributions to the Operating Partnership.

ARTICLE 12

GENERAL PROVISIONS

12.1 Notices. All communications required or permitted under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or upon deposit in the United States mail, registered, postage prepaid return receipt requested, to the Partners at the addresses set forth in Exhibit A attached hereto; provided, however, that any Partner may specify a different address by notifying the General Partner in writing of such different address. Notices to the Operating Partnership shall be delivered at or mailed to its specified office.

12.2 Survival of Rights. Subject to the provisions hereof limiting transfers, this Agreement shall be binding upon and inure to the benefit of the Partners and the Operating Partnership and their respective legal representatives, successors, transferees and assigns.

12.3 Additional Documents. Each Partner agrees to perform all further acts and execute, swear to, acknowledge and deliver all further documents which may be reasonable, necessary, appropriate or desirable to carry out the provisions of this Agreement or the Act.

12.4 Severability. If any provision of this Agreement shall be declared illegal, invalid, or unenforceable in any jurisdiction, then such provision shall be deemed to be severable from this Agreement (to the extent permitted by law) and in any event such illegality, invalidity or unenforceability shall not affect the remainder hereof.

12.5 Entire Agreement. This Agreement and exhibits attached hereto constitute the entire Agreement of the Partners and supersede all prior written agreements and prior and contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

12.6 Pronouns and Plurals. When the context in which words are used in the Agreement indicates that such is the intent, words in the singular number shall include the plural and the masculine gender shall include the neuter or female gender as the context may require.

12.7 Headings. The Article headings or sections in this Agreement are for convenience only and shall not be used in construing the scope of this Agreement or any particular Article.

12.8 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one and the same instrument binding on all parties hereto, notwithstanding that all parties shall not have signed the same counterpart.

12.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware; provided, however, that any cause of action for violation of federal or state securities laws shall not be governed by this Section 12.9.

[signatures on following page]

IN WITNESS WHEREOF, the parties hereto have hereunder affixed their signatures to this Amended and Restated Limited Partnership Agreement, all as of the date first above written.

GENERAL PARTNER:

CNL Properties Trust GP, LLC

By:	CNL Properties Trust, Inc., its managing member

	By:	/s/ R. Byron Carlock, Jr.
	Name:	R. Byron Carlock, Jr.
	Title:	Chief Executive Officer and President

LIMITED PARTNERS:

CNL Properties Trust, Inc.

By:	/s/ R. Byron Carlock, Jr.
Name:	R. Byron Carlock, Jr.
Title:	Chief Executive Officer and President

EXHIBIT A

Partner	Cash Contribution	Operating Partnership Units	Percentage Interest

GENERAL PARTNER:

CNL Properties Trust GP, LLC 450 South Orange Ave. Orlando, FL 32801	$20.00	1	1.0%

ORIGINAL LIMITED PARTNERS:

CNL Properties Trust, Inc. 450 South Orange Ave. Orlando, FL 32801	$1980.00	99	99.0%

Totals	2000	100	100%

EXHIBIT B

NOTICE OF EXERCISE OF REDEMPTION RIGHT

In accordance with Section 8.5 of the Limited Partnership Agreement (the “Agreement”) of CNL Properties Trust, LP, the undersigned hereby irrevocably (i) presents for redemption              Operating Partnership Units in CNL Properties Trust, LP in accordance with the terms of the Agreement and the Redemption Right referred to in Section 8.5 thereof, (ii) surrenders such Operating Partnership Units and all right, title and interest therein, and (iii) directs that the Cash Amount or REIT Shares Amount (as defined in the Agreement) as determined by the General Partner deliverable upon exercise of the Redemption Right be delivered to the address specified below, and if REIT Shares (as defined in the Agreement) are to be delivered, such REIT Shares be registered or placed in the name(s) and at the address(es) specified below.

Dated: ,
(Name of Limited Partner)

(Signature of Limited Partner)

(Mailing Address)

(City) (State) (Zip Code)

Signature Guaranteed by:

If REIT Shares are to be issued, issue to:

Name:

Social Security or Tax I.D. Number: